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                                 EXHIBIT 4.3B



                            SUBURBAN WATER SYSTEMS



                             ____________________


                            BOND PURCHASE AGREEMENT

                             ____________________



                         DATED AS OF OCTOBER 21, 1996



                                  $8,000,000



          FIRST MORTGAGE BONDS, SERIES C 7.61%, DUE OCTOBER 20, 2006



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SUBURBAN WATER SYSTEMS
                         1211 East Center Court Drive
                         Covina, California 91724-3603


                                  __________


                            BOND PURCHASE AGREEMENT


                                  $8,000,000
          FIRST MORTGAGE BONDS, SERIES C 7.61%, DUE OCTOBER  20, 2006

                                  __________

                                                          As of October 21, 1996



Aid Association for Lutherans
222 West College Avenue
Appleton, Wisconsin 54919

Ladies and Gentlemen:

          Suburban Water Systems (the "Company"), a California corporation, hereby agrees with you as follows:

SECTION 1 PURCHASE AND SALE OF BONDS

     1.1  ISSUE OF BONDS.

The Company has authorized the issue of Eight Million Dollars ($8,000,000) in aggregate principal amount of its First Mortgage Bonds, Series C 7.61%, Due October 20, 2006 (herein called the "Bonds"). The Bonds will be issued under and pursuant to the Third Amendment and Supplement to Indenture of Mortgage Dated October 1, 1986 (the "Third Supplemental Indenture"), dated as of October 9, 1996, between the Company and First Trust of California, National Association, as trustee (the "Trustee"). The Third Supplemental Indenture modifies and amends that certain Indenture of Mortgage and Deed of Trust between the Company and the Trustee, dated October 1, 1986 (as amended by (i) the First Amendment and Supplement to Indenture of Mortgage and Deed of Trust Dated October 1, 1986 (the "First Supplemental Indenture"), dated as of February 7,1990, between the Company and the Trustee, (ii) the Second Amendment and Supplement to Indenture and Mortgage and Deed of Trust dated October 1, 1986 (the "Second Supplemental Indenture"), dated as of
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January 24, 1992, between the Company and the Trustee and (iii) the Third
Supplemental Indenture, and as may be further amended from time to time, the "Indenture"). The Bonds will be secured pursuant to and entitled to all of the benefits of the Indenture.

     EACH BOND:

          (a) will be in the amount of One Thousand Dollars ($1,000) or an integral multiple thereof;

          (b) will bear interest on the unpaid principal balance thereof from the date of the Bond at the rate of seven and sixty-one one-hundredths percent (7.61%) per annum, payable semiannually on the twentieth (20th) day of each April and October in each year commencing on the first Interest Payment Date next succeeding the date of such bond until the principal amount thereof will be due and payable, and thereafter will bear interest at a rate equal to the lesser of (i) the highest rate allowed by applicable law or (ii) eight and sixty-one one-hundredths percent (8.61%) per annum;

          (c)  will mature on October 20, 2006; and

          (d) will be in the form of Bond set forth in Exhibit A to this Agreement.

     1.2  THE CLOSING.

          (a) PURCHASE AND SALE OF BONDS. The Company hereby agrees to sell to you and, subject to the terms and conditions set forth herein, you hereby agree to purchase from the Company, in accordance with the provisions of this Agreement, Bonds in the principal amount specified opposite your name on Annex I hereto, at a purchase price of one hundred percent (100%) of the principal amount thereof.

          (b) THE CLOSING. The closing (the "Closing") of your purchase will be held at 10:00 a.m., Los Angeles, California time, on October 21, 1996 (the "Closing Date") at the office of the Company's counsel, Latham & Watkins, 650 Town Center Drive, Twentieth Floor, Costa Mesa, California 92626-1925. At the Closing, the Company will deliver to you one or more Bonds (as set forth opposite your name on Annex 1 to this Agreement), in the aggregate principal

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     amount of your purchase, dated the Closing Date and payable to you or payable as indicated on Annex I to this Agreement, against payment by federal funds wire transfer in immediately available funds of the purchase price thereof, as directed by the Company on Annex 2 to this Agreement. It is understood and agreed that the Closing will not consist of a physical closing with representatives of the Company, you, the Trustee and your and their respective legal counsel. Rather, at the Closing, Messrs. Latham & Watkins shall accumulate the Bonds, this Agreement and all other documents required to effect a Closing of the sale provided for herein, each in fully executed form, shall confirm to you by telephone that all matters necessary to effect a Closing have occurred, shall forward to you and others the Bonds and other items to be delivered at the Closing and you shall wire transfer the purchase price in accordance with Annex 2.

     1.3  CERTAIN PURCHASER REPRESENTATIONS.

          (a) PURCHASE FOR INVESTMENT. You represent to the Company that you are purchasing the Bonds listed on Annex 1 to this Agreement opposite your name for your own account for investment and with no present intention of distributing or reselling the Bonds or any part thereof, but without prejudice, however, to your right at all times to sell or otherwise dispose of all or any part of the Bonds under a registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of such Act, and to have control of the disposition of all of your assets.

     It is understood that, in making the representations set out in Section 2.9(a), Section 2.11 and Section 2.16 of this Agreement, the Company is relying, to the extent applicable, upon your representation as aforesaid.

          (b) ERISA. You further represent that no part of the funds to be used by you to acquire the Bonds constitutes assets which may be deemed under ERISA to constitute and contain the assets of any "employee benefit plan" with respect to which the Company is a "party in interest" (as defined below) or a "disqualified person" (as defined below) or with respect to which the Bonds would constitute an "employer security" (as defined below).

     The Company acknowledges that your representation set forth herein is made in reliance upon and subject to the accuracy of the representations of the Company set forth in Section 2.18(c)(ii) of this Agreement. As used in this

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     Section 1.3(b), the terms "employee benefit plan," "party in interest" and
     "employer security" shall have the respective meanings assigned to them in ERISA, and the term "disqualified person" shall have the meaning assigned to it pursuant to Section 4975(e)(2) of the IRC.

     1.4  FAILURE TO DELIVER; FAILURE OF CONDITIONS.

     If at the Closing the Company fails to tender to you the Bonds to be purchased by you thereat, or if any condition specified in Section 3 of this Agreement has not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this
     Section 1.4 will operate to relieve the Company from any of its obligations under this Agreement or to waive any of your rights against the Company.

     1.5  EXPENSES.

          (a) GENERALLY. Whether or not the Bonds are sold, the Company shall promptly (and in any event within thirty (30) days after receiving any statement or invoice therefor) pay all expenses relating to this Agreement and the Bonds, including but not limited to:

               (i) the cost of reproducing this Agreement, the Third Supplemental Indenture, the Bonds and any other documents or instruments relating thereto;

               (ii) subject to 1.5(b) below, the fees and disbursements of your special counsel;

               (iii) the cost of delivering to your home office or custodian bank, insured to your satisfaction, the Bonds purchased by you at the Closing;

               (iv) the cost of obtaining the private placement number referred to in Section 2.21 of this Agreement;

               (v) the fees and expenses of SSP Hambro & Co., LLC and Wells Fargo Bank, and any other broker or agent, incurred by the Company in connection with the offer, issue, sale and delivery of the Bonds or the transactions contemplated by this Agreement; and

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               (vi)   all expenses relating to the consideration, negotiation,
          preparation or execution of any amendments, waivers or consents pursuant to the provisions of this Agreement or the Indenture, whether or not such amendments, waivers or consents shall have become effective.

          (b) COUNSEL. Without limiting the generality of the foregoing, it is agreed and understood that the Company will pay, at or within thirty (30) days after the Closing, a statement for fees and disbursements of your special counsel presented at the Closing and the Company will also pay upon receipt of any statement thereof, each additional statement for fees and disbursements of your special counsel rendered after the Closing in connection with the issuance of the Bonds or the matters referred to in
     Section 1.5(a) hereof. However, the maximum liability of the Company for the fees and disbursements of your special counsel shall not exceed $2,000 in the aggregate. There shall be no charge to the Company for fees or disbursements of your counsel who are employees of you or your affiliates.

          (c) SURVIVAL. The obligations of the Company under this Section 1.5 will survive the payment or prepayment of the Bonds and the termination of this Agreement.

SECTION 2 WARRANTIES AND REPRESENTATIONS

     To induce you to enter into this Agreement and to purchase the Bonds listed on Annex 1 to this Agreement opposite your name, the Parent (solely with respect to the representations and warranties set forth in Section 2.3(a), Section 2.4(a), Section 2.12(a) and Section 2.12(b) and, insofar as such representations and warranties relate to the Parent, Section 2.10 and Section 2.18) and the Company (with respect to all representations and warranties other than those set forth in Sections 2.3(a)(i), (ii) and (iii), Section 2.4(a), Section 2.12(a) and
Section 2.12(b), and, insofar as such representations and warranties relate to the Parent, Section 2.3(a)(iv), Section 2.10 and Section 2.18) warrant and represent to you as of the Closing Date as follows.

     2.1  SUBSIDIARY.

PART I OF ANNEX 3 TO THIS AGREEMENT STATES:

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          (a)  with respect to the Subsidiary, its name, jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company; and

          (b) the name of each of the Company's corporate or joint venture Affiliates and the nature of the affiliation.

     The Company has good title to all of the shares it purports to own of the stock of the Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

     2.2  CORPORATE ORGANIZATION AND AUTHORITY.

Each of the Company and the Subsidiary:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; and

          (b) has all requisite legal and corporate power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted.

     2.3  BUSINESS, PROPERTY AND INDEBTEDNESS.

          (a)  Nature of Business; Properties.  Each of:

               (i) the Annual Report of the Parent on Form 10-K for the fiscal year ended December 31, 1995, filed by the Parent with the Securities and Exchange Commission;

               (ii) the Annual Report to Shareholders of the Parent for the fiscal year ended December 31, 1995;

               (iii) the Quarterly Report of the Parent on Form 10Q for the fiscal period ended June 30, 1996; and

               (iv) the Confidential Direct Placement Memorandum (the "Placement Memorandum"), dated August 1996 and prepared by SSP Hambro & Co., LLC and Wells Fargo Bank;

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     correctly describes, among other things, the general nature of the business and principal Properties of the Company. Copies of each of such items have previously been delivered to you.

          (b) INDEBTEDNESS. Part II of Annex 3 to this Agreement correctly lists all outstanding indebtedness for borrowed money of the Company and the Subsidiary immediately prior to the Closing Date and after giving effect to the proposed use of the proceeds of the Bonds.

     2.4  FINANCIAL STATEMENTS; MATERIAL ADVERSE CHANGE.

          (a) FINANCIAL STATEMENTS - PARENT. The consolidated balance sheets of the Parent and its consolidated subsidiaries (including, without limitation, the Company) as of December 31 in the years 1995 and 1994 and the related consolidated statements of income, consolidated statements of changes in common stockholders' equity and consolidated statements of cash flows for the fiscal years ended on such dates, accompanied by a report thereon, containing an opinion without qualification, by KMPG Peat Marwick LLP, independent certified public accountants, and the consolidated condensed balance sheets of the Parent and its consolidated subsidiaries as of June 30, 1996 and December 31, 1995 and the related consolidated condensed statements of income and cash flow for the three (3) and six (6) month periods ended June 30, 1996, copies of which have been delivered to you, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the consolidated financial position of the Parent and its consolidated subsidiaries as of such dates and the results of their operations for such periods. All such consolidated financial statements include the accounts of the Company and the Subsidiary.

          (b) FINANCIAL STATEMENTS - COMPANY. The consolidated balance sheets of the Company and the Subsidiary as of December 31 in the years 1995 and 1994 and the related consolidated statements of income and retained earnings and consolidated statements of cash flows for the fiscal years ended on such date, accompanied by a report thereon, containing an opinion without qualification, by KPMG Peat Marwick LLP, copies of which have been delivered to you, have been prepared in accordance with generally accepted accounting principals consistently applied, and present fairly the consolidated financial position of the Company and the Subsidiary as of such dates and the results of their operations for such periods.

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          (c)  MATERIAL ADVERSE CHANGE.  Since December 31, 1995, there has been no change in the business, profits, Properties or condition (financial or otherwise) of the Company or the Subsidiary except:

               (i)    as disclosed to you in the documents referenced in clauses
          (iii) and (iv) of Section 2.3(a) or otherwise disclosed to you in this Agreement; and

               (ii) for other changes in the ordinary course of business that, in the aggregate, have not had a materially adverse effect on the business, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiary or on the ability of the Company to perform its obligations set forth in this Agreement, in the Bonds and in the Indenture.

     2.5  FULL DISCLOSURE.

The financial statements referred to in Sections 2.4(a) and 2.4(b) do not, nor does this Agreement or the placement Memorandum, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

     2.6  PENDING LITIGATION.

Except as disclosed on Annex 4 hereto, there are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or the Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which, either individually or in the aggregate, involve the possibility of materially and adversely affecting the business, profits, Properties, or condition (financial or otherwise) of the Company and the Subsidiary, or the ability of the Company to consummate the Transactions or perform its obligations set forth in this Agreement, in the Bonds or in the Indenture. Without limiting the generally of the foregoing, except as has been disclosed in the Placement Memorandum, on Annex 4 hereto or in the items listed in Section 2.3, no proceedings with respect to the condemnation of any Property of the Company or the Subsidiary are pending or, to the best knowledge of the Company, contemplated by any Governmental Authority to which the Property of the Company or the Subsidiary is subject. Neither the Company nor the Subsidiary is in default with respect to any order of any court, Governmental Authority or arbitration board or tribunal.

     2.7  TITLE TO PROPERTIES.

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Each of the Company and the Subsidiary has, and at the time of the Closing will have, good and marketable title to all of the fee interests in real Property, and good title to all of the other interests in Property, it purports to own, including Property reflected in the most recent balance sheet referred to in
Section 2.4(b) of this Agreement and Property described in the Indenture as being subject to the Lien thereof, subject only to the Lien of the Indenture and other Permitted Encumbrances. Without limiting the generally of the foregoing, each of the Company and the Subsidiary has, as of the Closing Date, all water, water rights, rights to purchase water, water systems, water works, plants, pumps, tanks, pipes, strainers, fittings, valves, reservoirs, supplies and implements it purports to own, including but not limited to the water stock more particularly described in Exhibit B to the Indenture and the stock of the Subsidiary described in Part I of Annex 3 to this Agreement, in each case owned by the Company subject only to the Lien of the Indenture and Permitted Encumbrances and without limitation as to time within which any such rights may be exercised or such stock may be held. There are no Liens upon or other defects (including, without limitation, defects of the type which would be disclosed by a survey) in or to any of the real Property of the Company, or the title or interest of the Company in or to such real Property, which, individually or in the aggregate, would have a material adverse effect upon the business, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiary or the ability of the Company and the Subsidiary to operate their respective businesses.

     2.8  PATENTS, TRADEMARKS, LICENSES, ETC.

Each of the Company and the Subsidiary owns or possesses, and upon completion of the Closing will own or possess, all of the franchises (including, without limitation, franchises granted by the PUC), patents, trademarks, service marks, trade names, copyrights, licenses and rights (including, without limitation, rights to produce and purchase water) necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, and all such franchises, patents, trademarks, service marks, trade names, copyrights, licenses and rights are valid and subsisting. To the Company's knowledge, no event has occurred which (a) permits, or after notice or lapse of time or both would permit, revocation or termination of any such license or franchise or (b) materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect any of the rights of the Company or the Subsidiary thereunder.

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     2.9  AUTHORIZATION, EXECUTION, DELIVERY AND ENFORCEABILITY.

          (a) TRANSACTIONS ARE LEGAL AND AUTHORIZED. The consummation by the Company of each of the Transactions:

               (i)    is within the corporate powers of the Company; and

               (ii) is legal and will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or the Subsidiary under the provisions of, any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it or any of its Property may be bound.

          (b) OBLIGATIONS ARE ENFORCEABLE. Each of this Agreement, the Third Supplemental Indenture and the Bonds has been duty authorized by all necessary action on the part of the Company and has been executed and delivered by duly authorized officers of the Company. Each of this Agreement, the Indenture and the Bonds constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability of this Agreement, the Indenture and the Bonds may be:

               (i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

               (ii)   subject to the availability of equitable remedies.

     2.10 NO DEFAULTS.

To the knowledge of the Company and the Parent, no event has occurred and no condition exists which, upon the execution of this Agreement and the Third Supplemental Indenture and the issuance of the Bonds, would constitute a Default or an Event of Default. To the knowledge of the Company and the Parent, neither the Company, the Parent nor the Subsidiary is in violation in any respect of any term of any charter instrument or bylaw and neither the Company, the Parent nor any Subsidiary is in violation in any material respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound. To the knowledge of the Company and the Parent, no event has occurred or condition exists such that, but for the waiver by any Person (other than the Company,

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the Parent or the Subsidiary) of any term or provision in any agreement or other instrument to which the Company, the Parent or the Subsidiary is a party or by which it or any of its Property may be bound, the Company, the Parent or the Subsidiary would be in violation in any material respect of any of its obligations under such agreement or instrument.

     2.11 GOVERNMENTAL CONSENT.

As of the Closing, all consents, approvals, orders and authorizations required of or by any Governmental Authority, including, without limitation, the PUC, for the Company to consummate the Transactions will have been duly obtained, all related filings, registrations and qualifications will have been duly made, and no appeal from any such consent, approval, order or authorization of or by any Governmental Authority will be pending, including, without limitation, any such consent, approval, order or authorization of the PUC.

     2.12 TAXES.

          (a) RETURNS FILED; TAXES PAID. All tax returns required to be filed by the Company or the Subsidiary, and any other Person with which the Company or the Subsidiary files or has filed a consolidated return, in any jurisdiction have in fact been filed on a timely basis, and to the knowledge of the Company and the Parent, all taxes, assessments, fees and other governmental charges upon the Company or the Subsidiary, or upon any of their respective Properties, income or franchises, which are due and payable have been paid or will be paid prior to delinquency. Neither the Company nor the Subsidiary knows of any proposed additional tax assessment against it or any such Person. There exists no controversy with any Governmental Authority with respect to the amount of any tax payable by the Company or the Subsidiary to such Governmental Authority.

          (b) BOOK PROVISIONS ADEQUATE. The provisions for taxes (including, without limitation, any payment or payments owing from each of the Company and the Subsidiary to any other Person pursuant to any tax sharing agreement among such Persons) on the books of the Company and the Subsidiary are adequate for all open years and for its current fiscal period. The amount of the liability for all taxes reflected in the consolidated balance sheet of the Company and the Subsidiary as of December 31, 1995 is an adequate provision for such taxes (including, without limitation, any payment due pursuant to any such tax sharing agreement) as may be payable by the Company and the Subsidiary for

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     the fiscal years 1992 through 1995, inclusive, With respect to federal income taxes, and the fiscal years 1992 through 1995, inclusive, with respect to California franchise taxes, in each case, the only fiscal years not closed by the statute of limitations or by the completion of an audit.

     2.13 USE OF PROCEEDS.

The Company will apply the proceeds from the sale of the Bonds solely to refinance the Company's short-term bank indebtedness and for general corporate purposes. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the sale of the Bonds) violates, will violate or will result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor the Subsidiary owns, or with the proceeds of the sale of the Bonds intends to own, carry or purchase any "margin security" within the meaning of said Regulations G, T and X, including "margin securities" originally issued by the Company or the Subsidiary. This Agreement and the Bonds will not be secured by any "margin security," and no Bonds are being sold on the basis of any such collateral. None of the proceeds from the sale of the Bonds will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

     2.14 PUBLIC UTILITY HOLDING COMPANY ACT.

The Company is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     2.15 PRIVATE OFFERING.

Neither the Company nor SSP Hambro & Co., LLC and Wells Fargo Bank (the only Persons authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Bonds or any similar Security of the Company) has offered any of the Bonds or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than you and thirty-eight (38) other Institutional Investors, each of whom was offered all or a portion of the Bonds at private sale for investment. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Bonds or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the

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same from, anyone so as to bring the offering, issuance or sale of the Bonds within the provisions of Section 5 of the Securities Act.

     2.16 COMPLIANCE WITH LAW.

To the knowledge of the Company, neither the Company nor the Subsidiary:

          (a) is in material violation of any law, ordinance, governmental rule, regulation, order or judgment of any court or other Governmental Authority OR award of any arbitrator to which it is subject; or

          (b) has failed to obtain any material license, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business;

which violation or failure to obtain might, either individually or in the aggregate, materially adversely affect the business, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiary or the ability of the Company to consummate the Transactions or perform its obligations set forth in this Agreement, the Indenture or the Bonds.

     2.17 RESTRICTIONS ON COMPANY AND SUBSIDIARY.

Neither the Company nor the Subsidiary:

          (a) is a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects the business, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiary or the ability of the Company to perform its obligations set forth in this Agreement, the Indenture and the Bonds;

          (b) is a party to any contract or agreement (other than the Indenture and a credit agreement with Wells Fargo Bank (the "Wells Agreement")) which restricts the right or ability of such corporation to incur debt; or

          (c) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by the Indenture.

     2.18 ERISA.

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          (a)  RELATIONSHIP OF VESTED BENEFITS TO PENSION PLAN ASSETS.  To the
     knowledge of the Company and the Parent, the present value of all benefits vested under all Pension Plans (other than Multiple Employer Pension Plans) from time to time maintained by the Company, the Parent and their respective subsidiaries (and under all Multiple Employer Pension Plans with respect to which the Company, the Parent or any of such subsidiaries is a "substantial employer" within the meaning of Section 4001 (a)(2) of ERISA) does not exceed the value of the assets of the Pension Plans allocable to such vested benefits. For purposes of this Section 2.18(a), the present value of the benefits vested under any Pension Plan shall be determined as of the most recent valuation date, based upon assumptions and methods determined in the good faith judgment of the Company and in compliance with the requirements of law.

          (b) ERISA REQUIREMENTS. To the knowledge of the Company and the Parent, each of the Company and the ERISA Affiliates:

               (i) has fulfilled all obligations in all material respects under the minimum funding standards of ERISA and the IRC with respect to each Pension Plan;

               (ii) has satisfied all contribution obligations in all material respects in respect of each Multiemployer Pension Plan;

               (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the IRC with respect to each Pension Plan; and

               (iv) has not incurred any material liability under Title IV of ERISA to the PBGC (other than in respect of required insurance premiums, all of which that are due having been paid), with respect to any Pension Plan, any Multiemployer Pension Plan or any trust established thereunder.

     No Pension Plan, or trust created thereunder, has incurred any material accumulated funding deficiency (as such term is defined in Section 302 of ERISA), whether or not waived, as of the last day of the most recently ended plan year of such Pension Plan. The liabilities, if any, of the Company and the Subsidiary for post-retirement benefits (other than benefits pursuant to Section

     4980B of IRC or Title I, Subtitle B, Part 6 of ERISA) under welfare plans (as defined in Section 3(1) of ERISA) does not aggregate one hundred thousand dollars ($100,000) or more.

          (c)  PROHIBITED TRANSACTIONS.

               (i) The purchase of the Bonds by you will not constitute a transaction prohibited by Section 406 of ERISA or a non-exempt "prohibited transaction" (as such term is defined in Section 4975 of the IRC) that could subject you, the Company or any ERISA Affiliate to the penalty or tax on prohibited transactions imposed by Section 502 of ERISA or Section 4975 of the IRC. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the representation in Section 1.3(b) hereof as to the source of funds used by you to purchase the Bonds.

               (ii) Part III(B) of Annex 3 hereto completely lists all Pension Plans with respect to which the Company is a "party in interest" or a "disqualified person" (as such terms are hereinafter defined) and all Pension Plans covering employees of the Company or any "affiliate" (as such term is hereinafter defined).

               (iii) Part III(A), to Annex 3 hereto completely lists all ERISA Affiliates.

     As used in this Section 2.18(c), the terms "employee benefit plan" and "party in interest" have the respective meanings assigned to them in
     Section 3 of ERISA; the term "affiliate" has the meaning assigned to it in
     Section 407(d) of ERISA; and the term "disqualified person" has the meaning assigned to it in Section 4975(e)(2) of the IRC.

          (d) REPORTABLE EVENTS. No Pension Plan or trust created thereunder has been terminated, and, to the knowledge of the Company and the Parent, there have been no "reportable events" (as such term is defined in Section 4043 of ERISA), with respect to any Pension Plan or trust created thereunder which reportable event or events will result in the termination of such Pension Plan and give rise to a liability of the Company or any ERISA Affiliate in respect thereof.

          (e) MULTIEMPLOYER PENSION PLANS. Except as set forth on Part III of Annex 3 hereto, neither the Company nor any ERISA Affiliate is an employer required to contribute to any Multiemployer Pension Plan. Neither the Company nor any ERISA Affiliate has incurred, nor is expected to incur, any withdrawal liability (that has not previously been fully satisfied) under Title IV, Subtitle E of ERISA with respect to any Multiemployer Pension Plan. None of the Multiemployer Pension Plans referred to in Part III of Annex 3 have been terminated under Section 4041A of ERISA, have been placed in reorganization status under Title IV of ERISA, or have been determined to be "insolvent" (as such term is defined in Section 4245 of ERISA).

          (f) MULTIPLE EMPLOYER PENSION PLANS. Except as set forth in Part III of Annex 3 hereto, neither the Company nor any ERISA Affiliate is a "contributing sponsor" (as such term is defined in Section 4001 of ERISA) in any Multiple Employer Pension Plan and neither the Company nor any ERISA Affiliate has incurred (without fully satisfying the same), or reasonably expects to incur, withdrawal liability under Section 4063 of ERISA in respect of any such Multiple Employer Pension Plan listed in Part III of Annex 3 hereto, which withdrawal liability could have a material adverse effect on the business, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiary or the ability of the Company to perform its obligations set forth in this Agreement, the Indenture and the Bonds.

     2.19 INVESTMENT COMPANY ACT.

The Company is not, and is not directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     2.20 ENVIRONMENTAL COMPLIANCE.

Except as set forth in Part IV of Annex 3 hereto:

          (a) COMPLIANCE - to the knowledge of the Company, each of the Company and the Subsidiary is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business, except such failures so to comply that would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiary or the ability of the Company to perform its obligations set forth in this Agreement, the Indenture and the Bonds;

          (b) LIABILITY - to the knowledge of the Company, neither the Company nor the Subsidiary is subject to any liability under any Environmental Protection Laws that, in the aggregate, could be reasonably expected to have a material adverse effect on the business, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiary or the ability of the Company to perform its obligations set forth in this Agreement, the Indenture and the Bonds; and

          (c) NOTICES - neither the Company nor the Subsidiary has received any:

               (i) written notice from any Governmental Authority by which any of its present or previously-owned or leased real Properties has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any Environmental Protection Law as a Hazardous Substance disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Protection Law;

               (ii) written notice of any Lien arising under or in connection with any Environmental Protection Law that has attached to any revenues of, or to any of its owned or leased real Properties; or

               (iii) summons, citation, notice, directive, letter, or other communication, written or oral, from any Governmental Authority concerning any intentional or unintentional action or omission by the Company or the Subsidiary in connection with its ownership or leasing of any real Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any Hazardous Substance into the environment resulting in any material violation of any Environmental Protection Law;

     in the case of clauses (ii) and (iii) above, where the effect of which could be reasonably expected to have a material adverse effect on the business, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiary or the ability of the Company to consummate the Transactions or to perform its obligations set forth in this Agreement, the Indenture and the Bonds.

     2.21 PRIVATE PLACEMENT NUMBER.

The Company has obtained private placement number 864577 B@ 9 from Standard & Poor's Corporation CUSIP Service Bureau for the Bonds.

SECTION 3 CLOSING CONDITIONS

     Your obligation to purchase and pay for the Bonds to be delivered to you at the Closing will be subject to the following conditions precedent:

     3.1  OPINIONS OF COUNSEL.

You will have received from:

          (a)  Latham & Watkins, counsel for the Company;

          (b)  Steefel, Levitt & Weiss, PUC counsel for the Company; and

          (c)  internal legal counsel for the Trustees,

closing opinions, each dated as of the Closing Date, and substantially in the respective forms set forth in Exhibits B1, B2 and B3 to this Agreement.

     3.2  WARRANTIES AND REPRESENTATIONS TRUE; NO PROHIBITED ACTION.

          (a) WARRANTIES AND REPRESENTATIONS TRUE. The warranties and representations of the Company and the Parent contained in Section 2 of this Agreement will be true in all material respects.

          (b) NO PROHIBITED ACTION. Neither the Company nor the Subsidiary shall have taken any action or permitted any condition to exist which would constitute a Default or an Event of Default.

     3.3  COMPLIANCE WITH THIS AGREEMENT.

The Company will have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by the Company before or at the Closing.

     3.4  OFFICERS' CERTIFICATES.

You will have received:

          (a) a certificate dated the Closing Date and signed by (i) the President or a vice president and (ii) the Chief Financial Officer of the Company, substantially in the form of Exhibit C1 to this Agreement with respect to the matters therein set forth;

          (b) a certificate dated the Closing Date and signed by (i) the President or a vice president and (ii) the Chief Financial Officer of the Parent, substantially in the form of Exhibit C2 to this Agreement with respect to the matters therein set forth;

          (c) a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit D1 to this Agreement, with respect to the matters therein set forth; and

          (d) a certificate dated the Closing Date and signed by the secretary or an Assistant Secretary of the Parent, substantially in the form of Exhibit D2 to this Agreement, with respect to the matters therein set forth.

     3.5  LEGALITY.

The Bonds shall on the Closing Date qualify as a legal investment for insurance companies under applicable insurance law (without regard to any "basket" or "leeway" provisions) and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

     3.6  REGULATORY APPROVALS.

Not less than ten (10) days prior to the Closing, the PUC shall have issued the PUC Order. Such order shall be effective and no appeal shall be pending with respect thereto.

     3.7  THIRD SUPPLEMENTAL INDENTURE.

The Company and the Trustee shall have executed and delivered the Third Supplemental Indenture in the form of Exhibit E to this Agreement, and you shall have received an executed original counterpart of such Third Supplemental Indenture.

     3.8  LIENS UPON COLLATERAL.

All recordings of the Indenture and the Third Supplemental Indenture with the respective County Recorders of Los Angeles County and Orange County, California, which are required or reasonably requested by the Trustee or the Purchaser to provide record notice of the Liens upon all of the Collateral shall have been made.

     3.9  TITLE INSURANCE.

That certain policy of title insurance, dated as of November 18, 1986, from Ticor Title Insurance Company insuring the Trustee and the holders of the Series A Bonds against loss or damage to the extent of $15,000,000 plus costs as permitted by the policy by reason of any defect in the Lien of the Indenture on the Property (other than Excepted Property) described therein or by reason of the title to such Property being other than as shown in such policy, shall be in full force and effect. The Trustee shall have received endorsements to such policy, or commitments to issue the same, in each case satisfactory to you, sufficient to extend the coverage of such policy to any additional Property being added to the Lien of the Indenture by Virtue of the Third Supplemental Indenture and to extend such insurance to the Trustee and the holders of the Bonds and the Series A Bonds and Series B Bonds to the extent of $31,000,000 plus costs as permitted by the policy. You shall have received copies of such policy of title insurance and such endorsements or commitments to issue such endorsements.

     3.10 INDENTURE CONDITIONS.

All conditions precedent set forth in the Indenture with respect to consummation of any of the Transactions shall have been satisfied. Without limiting the generally of the foregoing, the Company's Bondable Capacity and Net Earnings for Interest shall be sufficient to permit the issuance of the Bonds.

     3.11 PROCEEDINGS SATISFACTORY.

All proceedings taken in connection with the sale of the Bonds and all documents and papers relating thereto will be satisfactory to you. You will have received copies of such documents and papers as you may reasonably request in connection therewith (including, without limitation, copies of all certificates delivered to the Trustee in connection with the consummation of the Transactions), all in form and substance satisfactory to you; provided, however, that you agree that all documents the forms of which are annexed hereto as exhibits shall be in form and substance satisfactory to you if duty authorized, executed and delivered in the respective forms set forth in such exhibits.

SECTION 4 AGREEMENTS OF THE COMPANY

     4.1  FINANCIAL AND BUSINESS INFORMATION.

The Company will deliver to you, if at the time you or your nominee holds any Bonds, and to each other institutional holder of the then Outstanding Bonds:

          (a) QUARTERLY STATEMENTS - as soon as practicable after the end of the third fiscal quarter of 1996, and the first, second and third fiscal quarter of each fiscal year of the Company thereafter, and in any event within sixty (60) days thereafter, duplicate copies of:

               (i) a consolidated balance sheet of the Company and its Subsidiary as at the end of such quarter; and

               (ii) consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiary, for such quarter and for the portion of the fiscal year ending with such quarter;

     setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified as being complete and correct, and as having been prepared in conformity with generally accepted accounting principles, subject to changes resulting from year-end adjustments, by the chief financial officer or treasurer of the Company;

          (b) ANNUAL STATEMENTS - as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty
     (120) days thereafter, commencing with the Company's 1996 fiscal year, duplicate copies of:

               (i) a consolidated balance sheet of the Company and its Subsidiary as at the end of such year; and

               (ii) consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiary for such year;

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of the accountants named in Section 2.4 of this Agreement or other independent certified public accountants of recognized national standing or recognized regional standing selected by the Company, which opinion shall, without qualification, state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows in conformity with generally accepted accounting principles, that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and that such audit provides a reasonable basis for such opinion in the circumstances;

          (c) AUDIT REPORTS - promptly upon receipt thereof, one copy of each other report submitted to the Company or the Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or the Subsidiary;

          (d) SEC AND OTHER REPORTS OF THE COMPANY AND THE PARENT - promptly upon their becoming publicly available, one copy of each financial statement, report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication in respect thereof filed by the Company with, or received by it in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency, and one copy of each financial statement, report, notice or proxy statement sent by the Parent to its stockholders generally;

          (E)  ERISA - promptly upon becoming aware of the occurrence of:

               (i) any material "reportable event" (as such term is defined in Section 4043 of ERISA) with respect to which the reporting requirement has not been waived; or

               (ii) any material transaction prohibited by Section 406 of ERISA or any nonexempt "prohibited transaction" (as such term is defined in Section 4975 of the IRC);

     in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action, if any, the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the IRS, the Department of Labor or the PBGC with respect thereto;

          (f) ERISA WAIVERS - prompt written notice of and a description of any request pursuant to Section 303 of ERISA or Section 412 of the IRC for, or notice of the granting pursuant to said Section 303 or Section 412 of, a waiver in respect of all or part of the minimum funding standard set forth in ERISA or the IRC, as the case may be, of any Pension Plan, and, in connection with the granting of any such waiver, the amount of any "waived funding deficiency" (as such term is defined in said Section 303 or said
     Section 412) and the terms of such waiver; provided, however, that no such notice need be given if the amount of any waived funding deficiency shall not be material in the context of the business, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiary, taken as a whole;

          (g) OTHER ERISA NOTICES - prompt written notice of and, where applicable, a description of:

               (i) any notice from the PBGC in respect of the commencement of any proceedings pursuant to Section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan;

               (ii) any distress termination notice delivered to the PBGC under Section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof;

               (iii) the placement of any Multiemployer Pension Plan in reorganization status under Title IV of ERISA;

               (iv) any Multiemployer Pension Plan becoming "insolvent" (as such term is defined in Section 4245 of ERISA);

               (v) the complete or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Pension Plan and the withdrawal liability incurred in connection therewith; and

               (vi) the withdrawal of the Company or any ERISA Affiliate from any Pension Plan with respect to which it is a "substantial employer" as defined in ERISA and the withdrawal liability under Section 4063 of ERISA incurred in connection therewith;

          (h) NOTICE OF DEFAULT OR EVENT OF DEFAULT - immediately upon becoming aware of the existence of any condition or event which constitutes a

     Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (i) NOTICE OF CLAIMED DEFAULT - immediately upon becoming aware that the holder of any Bond or of any evidence of indebtedness or other Security of the Company or the Subsidiary has given notice or taken any other action with respect to a claimed Event of Default or default under such Bond, evidence of indebtedness or Security, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Event of Default or default and what action the Company is taking or proposes to take with respect thereto;

          (j) INFORMATION REQUIRED BY INDENTURE - all information, notices, certificates and opinions required by the terms of the Indenture to be delivered to the holders of the Bonds; and

          (k) REQUESTED INFORMATION - with reasonable promptness, such other data and information reasonably available to the Company as from time to time may be reasonably requested. Without limiting the generally of the foregoing, the Company will deliver to you or any successor or transferee the information required by 17 C.F.R. (S)230.144A in connection with any transfer or proposed transfer of Bonds by you or any successor or transferee pursuant thereto.

     4.2  OFFICERS' CERTIFICATES.

Each set of financial statements delivered to you or any other institutional holder of the Bonds pursuant to Section 4.1(a) or Section 4.1(b) of this Agreement will be accompanied by a certificate of the President or a Vice president and the Chief Financial Officer of the Company setting forth:

          (a) COVENANT COMPLIANCE - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Article VI of the Indenture during the period covered by the income statement then being furnished; and

          (b) EVENT OF DEFAULT - a statement that the signers have reviewed the relevant terms of this Agreement and the Indenture and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and the Subsidiary from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

     4.3  ACCOUNTANTS' CERTIFICATES.

Each set of annual financial statements delivered pursuant to Section 4.1(b) will be accompanied by a certificate of the accountants who certify the financial statements of the Company, stating that they have reviewed Sections 6.01, 6.03, 6.06, 6.10 and 6.14 of the Indenture and stating further, whether, in making their audit, such accountants have become aware of any condition or event which then constitutes a Default or an Event of Default (whether or not as a result of failure by the Company to comply with any of Sections 6.01, 6.03, 6.06, 6.10 or 6.14 of the Indenture), and, if any such condition or event then exists, specifying the nature and period of existence thereof.

     4.4  INSPECTION.

The Company will permit any of your representatives, while you or your nominee holds any Bond, or the representatives of any other institutional holder of the Bonds, at your or such holder's expense (except during the continuance of any default or Event of Default, in which case, at the Company's expense), to visit and inspect any of the Properties of the Company or the Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the Subsidiary) all at such reasonable times and as often as may be reasonably requested.

     4.5  REPORT TO NAIC.

Concurrently with the delivery to you of each annual statement required by
Section 4.1(b) hereof, the Company will deliver a copy thereof to: Securities Valuation Office, National Association of Insurance Commissioners, 195 Broadway, New York, New York 10007.

     4.6  HAZARDOUS SUBSTANCES INDEMNIFICATION.

The Company shall indemnify, defend and hold you harmless from and against any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge or disposal of any

Hazardous Substances in or about the Property of the Company, the Subsidiary or the Parent. This indemnification provision shall apply whether the Hazardous Substances are in, on, under or about the Property or operations of the Company, the Subsidiary or the Parent. The foregoing indemnification includes but is not limited to attorneys' fees (including the allocated cost of in-house counsel and staff). The foregoing indemnification extends to you, your parent, your subsidiaries and all of your or their directors, officers, employees, agents, successors, attorneys and assigns. This indemnification provision shall survive repayment of the Company's obligations under the Bonds, and payment shall not be a condition precedent to recovery upon the foregoing indemnification provisions.

     In the event that you receive a claim, demand or action for which you believe that indemnification will or may be required pursuant to this Section, you agree to so notify the Company in writing promptly (and in any event within twenty (20) days after your receipt of such claim, and/or action). Upon receipt of such notice from you, the Company shall have the right to defend such claim, demand or action by legal counsel selected by the insurance carrier for the Company, or selected by the Company and reasonably satisfactory to you. Such right shall be exercised by written notice to you given within twenty (20) days after the Company's receipt of your notice.

     If the Company elects to undertake your defense, and so long as the Company continues such defense, you agree that:

          (a) you shall not admit any liability or enter into any settlement of any such claim or action without, in any such case, the prior written consent of the Company, which shall not be unreasonably withheld or delayed;

          (b) you shall be entitled to retain separate legal counsel as you select. However, the Company shall not be obligated to reimburse you for any costs or fees of such separate counsel (including in-house counsel or staff); and

          (c) you shall cooperate as reasonably requested by the Company in the defense and settlement of any such claim or action; provided, however, that you need not be required to incur or sustain any out-of-pocket costs.

     If, however, the Company fails to undertake your defense within the time or in the manner herein provided or thereafter abandons such defense or fails to diligently prosecute the same, you shall thereafter be entitled to all benefits of the foregoing indemnification provision, including the right to defend or settle any such claim or action upon such terms as you shall select and to recover from the Company all amounts expended by you to pay any judgment, award or settlement and all costs and fees incurred by you in such defense, settlement or both.

SECTION 5 INTERPRETATION OF THIS AGREEMENT

     5.1  TERMS DEFINED.

As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section of this Agreement or the Indenture following such term:

          AFFILIATE - at any time means a Person (other than a Subsidiary):

          (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company;

          (b) which beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company; or

          (c) five percent (5%) or more of the Voting Stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary;

     at such time.

     As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          BOND PURCHASE AGREEMENT - this Agreement.

          BONDABLE CAPACITY - Section 4.02A of the Indenture.

          BONDS - Section 1.1 of this Agreement.

          BUSINESS DAY - a day other than a Saturday, a Sunday or a day on which commercial banks in Wisconsin are required or authorized to be closed (other than a general bank holiday or moratorium, in either case of longer than 4 calendar days).

          CLOSING - Section 1.2 of this Agreement.

          CLOSING DATE - Section 1.2 of this Agreement.

          COLLATERAL - all of that Property subject to the Lien of the Indenture.

          COMPANY - the introductory sentence of this Agreement.

          DEFAULT - Section 1.01 of the Indenture.

          ENVIRONMENTAL PROTECTION LAW - means any federal, state, county, regional or local law, statute, or regulation (including, without limitation, (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980; (b) the Resource Conservation and Recovery Act of 1976; (c) the Superfund Amendments and Reauthorization Act of 1986; (d) the Federal Water Pollution Control Act; and (e) the Clean Water Act of 1977; in each case, as amended from time to time, and together with all rules and regulations promulgated in connection therewith) enacted by any Governmental Authority in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

          ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          ERISA AFFILIATE - means any corporation or trade or business that

          (a) is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Parent or the Company; or

          (b) is under common control (within the meaning of Section 414(c) of the IRC) with the Parent or the Company.

          EVENT OF DEFAULT - Section 1.01 of the Indenture.

          EXCEPTED PROPERTY - the "Excepted Property" exceptions to the granting clauses of the Indenture.

          FIRST MORTGAGE BONDS - means and includes the Series A Bonds, the Series B Bonds, the Bonds and each and every other bond, of whatever series, issued pursuant to the Indenture.

          FIRST SUPPLEMENTAL INDENTURE - Section 1.1 of this Agreement.

          GOVERNMENTAL AUTHORITY - means and includes:

          (a)  the governments of:

               (i) the United States of America and any State or other political subdivision thereof; or

               (ii) any jurisdiction in which the Company or the Subsidiary conducts all or any part of its business;

          (b) each public utilities commission or similar entity having regulatory authority over the Company or the Subsidiary; and

          (c) any other entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government referred to in clauses (a) or (b) of this definition.

          HAZARDOUS SUBSTANCES - means and includes any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum-derived products).

          INDENTURE - Section 1.1 of this Agreement.

          INTEREST PAYMENT DATE - Section 1.01 of the Indenture.

          IRC - means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

          IRS - means the Internal Revenue Service of the United States of America and any successor agency.

          LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Property. For the purposes of this Agreement, the Company or the Subsidiary will be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes and such retention or vesting will be deemed to be a Lien.

          MAKE WHOLE AMOUNT DEFINITIONS - for the purposes of the optional redemption provision in the Bonds, the following definitions shall apply. All such definitions appear in the Third Supplemental Indenture, other than the definition of Reinvestment Rate, which appears in the Second Supplemental
Indenture:

          (a) Make Whole Amount means, at any time, with respect to any prepayment of Series B Bonds being redeemed pursuant to Section 16.03(a)(1) or the maturity of which has been accelerated, or any prepayment of Series C Bonds being redeemed pursuant to Section 17.03A(1) or the maturity of which has been accelerated, the excess, if any, of (a) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar of principal if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate at such time from the respective dates on which they would have been payable; over (b) 100% of the principal amount of the Outstanding Series B or Series C Bonds, as applicable, being prepaid or being accelerated. If the Reinvestment Rate is equal to or higher than

9.09% in the case of the Series B Bonds, or 7.61% in the case of the Series C Bonds, as applicable, the Make-Whole Amount shall be zero.

          (b) Place of Payment means, (a) when used with respect to the Series A Bonds (except as provided in clause (d) below), the place for payment of the principal and interest upon the Series A Bonds designated in Section 3.01; (b) when used with respect to the Series B Bonds (except as provided in clause (d) below), the place for payment of the principal, Make-Whole Amount, if any, and interest upon the Series B Bonds designated in Section 16.01; (c) when used with respect to the Series C Bonds (except as provided in clause (d) below), the place for payment of the principal, Make-Whole Amount, if any, and interest upon the Series C Bonds designated in Section 17.01; and (d) with respect to any exchange of Series A Bonds pursuant to Section 3.02 [Exchangeability], with
                                                     ---------------
respect to any exchange of Series B Bonds pursuant to Section 16.02 [Exchangeability], with respect to any exchange of Series C Bonds pursuant to
 ---------------
Section 17.02 [Exchangeability] and with respect to Bonds of any other series
               ---------------
means a city or any political subdivision thereof in which the Company is by this Indenture required to maintain an office or agency for the payment of the principal of or interest on the Bonds of such series.

          (c) Reinvestment Rate means, at any time, the sum of (a) one-half percent (.50%), plus (b) the yield for United States government securities having a maturity (rounded to the nearest month) corresponding to the Weighted Average life to Maturity of the principal then being prepaid or accelerated as reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 11:00 A.M. (Chicago time) on the second business day prior to the date of such prepayment or acceleration, or in the event that no such nationally recognized trading screen reporting on-line intraday trading in United States government securities is available, the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release at such time under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the published maturity next longer than the Weighted Average Life to Maturity and for the published maturity next shorter than the Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent

Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

          (d) Remaining Dollar-Years of any principal amount of Series B Bonds or Series C Bonds, as applicable, at any time shall mean the amount obtained by
(a) muliplying, for each scheduled payment date, (i) the remainder of (1) the aggregate amount of principal amount of the Series B Bonds or Series C Bonds, as applicable, that would have become due on such scheduled payment date if such prepayment or acceleration had not been made; minus (2) the aggregate amount of
                                              -----
principal on the Series B Bonds or Series C Bonds, as applicable, scheduled to become due on such date after giving effect to such prepayment or acceleration; by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and
(b) totaling the products obtained in (a).

          (e) Statistical Release means, at any time, the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Holders of 66-2/3% in aggregate principal amount of the Series B Bonds or Series C Bonds, as applicable, then Outstanding.

          (f) Weighted Average Life to Maturity of the principal amount of Series B Bonds or Series C Bonds, as applicable, being prepaid or accelerated shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal amount by the aggregate amount of such principal.

          MULTIEMPLOYER PENSION PLAN - means any multiemployer plan (as defined in Section 3(37) of ERISA), subject to Title IV of ERISA, in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in Section 3(5) of ERISA).

          MULTIPLE EMPLOYER PENSION PLAN - means any Pension Plan (other than a Multiemployer Pension Plan), subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer (as such term is defined in Section 3(5) of ERISA) other than an ERISA Affiliate or the Company contribute.

          NET EARNINGS FOR INTEREST - Section 4.02A of the Indenture.

          OUTSTANDING - Section 1.01 of the Indenture; provided, however, that for purposes of this Agreement only (and not the Indenture, except to the extent provided therein), First Mortgage Bonds held or owned by the Company, any Subsidiary or any Affiliate shall not be deemed to be Outstanding.

          PARENT - Southwest Water Company, a Delaware corporation, which owns one hundred percent (100%) of the capital stock of the Company.

          PBGC - means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

          PENSION PLAN - means, at any time, any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), subject to Title IV of ERISA, maintained at such time by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Pension Plan, but including, without limitation any Multiple Employer Pension Plan.

          PERMITTED ENCUMBRANCES - Section 1.01 of the Indenture.

          PERSON - an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          PLACEMENT MEMORANDUM - Section 2.3 of this Agreement.

          PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          PUC - the California Public Utilities Commission.

          PUC ORDER - the order of the PUC, dated October 9, 1996, (a) authorizing the Company to issue and sell the Bonds, (b) exempting the issuance and sale of the Bonds from the competitive bidding rule set forth in Resolution F-616 of the PUC, and (c) authorizing the Company to execute and deliver the Third Supplemental Indenture.

          PURCHASER - means the Person listed as purchaser of the Bonds on Annex 1 hereto.

          REQUIRED HOLDERS - at any time means the holders of 66 2/3% or more in aggregate principal amount of Bonds Outstanding at such time.

          SECOND SUPPLEMENTAL INDENTURE - Section 1.1 of this Agreement.

          SECURITIES ACT - the Securities Act of 1933, as such act may be amended from time to time.

          SECURITY - has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

          SECOND SUPPLEMENTAL INDENTURE - Section 1.1 of this Agreement.

          SERIES A BONDS - Section 3.01 of the Indenture.

          SERIES B BONDS - Section 3 of the Second Supplemental Indenture.

          SUBSIDIARY - a corporation of which the Company owns, directly or indirectly, more than fifty percent (50%) of the Voting Stock.

          THIRD SUPPLEMENTAL INDENTURE - Section 1.1 of this Agreement.

          TRANSACTIONS - means and includes (a) the execution and delivery by the Company of the Bond Purchase Agreement and the Third Supplemental Indenture;
(b) the execution, delivery, issue and sale of the Series C Bonds; and (c) compliance by the Company with the terms of the Series C Bonds, the Indenture and the Bond Purchase Agreement.

          TRUSTEE - Section 1.1 of this Agreement.

          VOTING STOCK - capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     5.2  ACCOUNTING PRINCIPLES.

All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement. In determining accounting principles, the Company shall conform to generally accepted accounting principles at the time in effect, unless it is required to conform to any other order, rule or regulation of any Governmental Authority having jurisdiction over the Company.

     5.3  DIRECTLY OR INDIRECTLY.

Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

     5.4  GOVERNING LAW.

THIS AGREEMENT AND THE BONDS WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL CALIFORNIA LAW, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     5.5  SECTION HEADINGS, TABLE OF CONTENTS AND CONSTRUCTION.

The titles of the Sections and the Table of Contents appear as a matter of convenience only, do not constitute a part of this Agreement and will not affect the construction hereof. Each covenant contained in this Agreement will be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant will not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

SECTION 6 MISCELLANEOUS

     6.1  NOTICES.

          (a) METHOD; ADDRESS. All communications under this Agreement or under the Bonds will be in writing, will be delivered (i) personally; (ii) by overnight courier; or (iii) sent by facsimile transmission, acknowledgment received, with a copy sent by first class mail; in each case, delivery or facsimile charges prepaid, and will be addressed:

               (i)  If to the Company:

                    Suburban Water Systems
                    1211 East Center Court Drive

                    Covina, California 91724-3603
                    Attention: Chief Financial Officer
                    FAX:  (818) 331-6363

          or at such other address as the Company shall have furnished in writing to the Trustee and all holders of the Bonds at the time
          Outstanding:

               (ii) if to any of the holders of the Bonds:

                    (A) if such holder is the Purchaser, at its address set forth on Annex 1 hereto, and further including any parties referred to on such Annex I that are required to receive notices in addition to such holder of the Bonds, or to any such party at such other address as such party may designate by notice duly given to the Company and to the Trustee in the manner provided in this Section 6.1 (which other address shall be entered in the Bond register); and

                    (B) If such holders are not the Purchaser, at their respective addresses set forth in the register for the registration and transfer of Bonds maintained pursuant to Section
               11.02 of the Indenture, or to any such party at such other address as such party may designate by notice duly given in the manner provided in this Section 6.1 to the Company and to the Trustee (which other address shall be entered in such register).

          (b) WHEN GIVEN. Any communication so addressed and delivered shall be deemed received, in the case of personal delivery, when actually received; in the case of delivery by overnight courier, on the Business Day following transmission; and in the case of facsimile transmission, on the date of acknowledgment of transmission, if a Business Day, and, if not a Business Day, on the next succeeding Business Day.

     6.2  AMENDMENT AND WAIVER.

          (a) REQUIREMENTS. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders; provided that no such amendment or waiver of any of the provisions of Section 1, Section 3 or this

     Section 6.2, or any definition relating thereto, shall be effective as to any holder of Bonds unless consented to by such holder in writing.

          (b)  SOLICITATION OF BONDHOLDERS.

               (i)  SOLICITATION.  The Company shall not:

                    (A) solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions hereof or the Bonds; or

                    (B) solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of the Indenture, which proposed waiver or amendment would, pursuant to the terms of the Indenture, require the consent of any holder of a Bond;

          unless, in each case, each holder of the Bonds (irrespective of the amount of Bonds then owned by it) shall be informed thereof by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this
          Section 6.2 or Article XIII of the Indenture shall be delivered by the Company to each holder of Outstanding Bonds forthwith following the date on which the same shall have been executed and delivered by all holders of Outstanding Bonds (if any) required to consent or agree to such waiver or consent.

               (ii) PAYMENT. The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of First Mortgage Bonds as consideration for or as an inducement to the entering into by any holder of First Mortgage Bonds of any waiver or amendment of any of the terms and provisions hereof, of any other purchase agreement pursuant to which any other First Mortgage Bonds were sold, of any First Mortgage Bond or of the Indenture unless such remuneration is concurrently paid, security is concurrently granted, or offer is concurrently made on the same terms, ratably to the holders of all Bonds then Outstanding.

               (iii)  SCOPE OF CONSENT.  Any consent made pursuant to this section 6.2 by a holder of Bonds that has transferred or has agreed to transfer its Bonds to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Bonds that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

               (iv) OTHER OFFERS TO REPURCHASE. The Company shall not make any offer to repurchase, exchange for any other security or otherwise acquire for value any First Mortgage Bond (whether or not the acceptance of such offer is conditioned upon the giving by any holder of any First Mortgage Bond of any waiver or consent) unless such offer is concurrently made on the same terms, ratably, to the holders of all Bonds then Outstanding.

     The foregoing provisions of this Section 6.2(b) shall not prevent or preclude:

          (A) payment by the Company of attorneys' fees and expenses (including, without limitation, the fees of counsel who are employees of a holder of First Mortgage Bonds, at the rate or rates, if any, not to exceed the rate or rates then customarily charged by such holder) or other out-of-pocket costs incurred by a holder of First Mortgage Bonds in connection with any such consent, waiver or amendment where such payment is required pursuant to a Purchase Agreement, any First Mortgage Bond or the Indenture;

          (B) the issuance and sale by the Company of any series of First Mortgage Bonds with an interest rate, a prepayment premium, prepayment terms or other business or financial terms which are different from the business or financial terms of the Bonds, so long as such issuance and sale and all such terms are in compliance with all applicable provisions of the Indenture concerning issuance of additional series of First Mortgage Bonds;

          (C) the redemption of any First Mortgage Bonds pursuant to their respective terms so long as such redemption is not conditioned upon the giving by any holder of any First Mortgage Bond of any waiver or consent; or

          (D) the payment or giving by the Company of consideration to all holders of First Mortgage Bonds of any series in exchange for the waiver, elimination or reduction of a right contained only in the First Mortgage Bonds of such series, so long as the payment or giving of such consideration does not violate any provision of the Indenture, and so long as, immediately after giving effect to the payment of such consideration and such waiver, elimination or reduction, no Event of Default would exist;

     nor shall any provision of this Section 6.2(b) entitle the holders of the Bonds to receive payments or other consideration equal or equivalent to the payments or other consideration made or given pursuant to clauses (A), (C) or (D), or to receive any right or benefit afforded to the holders of any other series of First Mortgage Bonds pursuant to clause (B) above, to which the holders of the Bonds would not otherwise be entitled.

          (c) BINDING EFFECT. Except as provided in Section 6.2(b) hereof, any amendment or waiver consented to as provided in this Section 6.2 shall apply equally to all holders of Bonds and shall be binding upon them and upon each future holder of any Bond and upon the Company whether or not such Bond shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

     6.3  REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed; (b) documents received by you at the closing of your purchase of the Bonds (except the Bonds themselves); and (c) financial statements, certificates and other information previously or hereafter furnished to you; may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction will be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction will likewise be admissible in evidence.

     6.4  SURVIVAL.

All warranties, representations, certifications and covenants made by you in
Section 1.3 of this Agreement, and made by the Company or by the Parent and contained in this Agreement or in any certificate or other instrument executed and delivered by the Company or the Parent, as the case may be, pursuant to this Agreement in connection with the Closing, will be considered to have been relied upon by you (if made by the Company or the Parent) or the Company (if made by you), will be deemed made on and as of the Closing Date and will survive the delivery to you of the Bonds and the payment by you of the purchase price, regardless of any investigation made by or on behalf of you or the Company, as the case may be. All statements in any such certificate or instrument made by the Company or the Parent will constitute warranties and representations by the Person executing such certificate or instrument.

     6.5  SUCCESSORS AND ASSIGNS.

This Agreement will inure to the benefit of and be binding upon the successors and assigns of each of the parties. The provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of Bonds, and will be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by you or your successor or assign.

     6.6  DUPLICATE ORIGINALS; EXECUTION IN COUNTERPARTS.

Two or more duplicate originals of this Agreement may be signed by the parties, each of which will be an original but all of which together will constitute one and the same instrument. This Agreement may be executed in one or more counterparts and will be effective when at least one counterpart has been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto will constitute one duplicate original.

     6.7  CONSTRUCTION - REPRESENTATIONS AND WARRANTIES.

The Parent is entering into this Agreement for the sole purpose of providing the representations and warranties set forth in Sections 2.3(a), 2.4(a), 2.12(a) and
(b), and, to the extent such representations and warranties relate to the Parent, Section 2.10 and Section 2.18, and the Parent shall not be liable in connection with any other Sections of this Agreement other than Section 6.4 as it relates to the above-referenced sections.

     6.8  INCORPORATION BY REFERENCE.

All exhibits and annexes attached to this Agreement are hereby incorporated into and made a part of this Agreement by this reference.

          THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY
                      THE NEXT PAGE IS THE SIGNATURE PAGE

If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return such counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.

          Very truly yours,

SUBURBAN WATER SYSTEMS, a California corporation

By  /s/ Daniel N. Evans             By  /s/ Michael O. Quinn

Title:  V.P. Finance and CFO        Title:  President

          The undersigned hereby joins in the foregoing Agreement for the sole purpose described in Section 6.7 and to provide the representations and warranties which are ascribed to Southwest Water Company by the provisions of
Section 2 and such section.

SOUTHWEST WATER COMPANY, a Delaware corporation

By  /s/ Peter J. Moerbeek           By  /s/ Anton C. Carnier

Title:  V.P. Finance and CFO        Title:  President


Agreed to and Accepted: AID ASSOCIATION FOR LUTHERANS

By  /s/ Alan D. Onstad              By  /s/ James Abitz

Title:  Assistant Vice President -  Title:  Vice President - Securities
         Securities

SIGNATURE PAGE to the BOND PURCHASE AGREEMENT, dated as of October 21, 1996, among SUBURBAN WATER SYSTEMS, SOUTHWEST WATER COMPANY and
                         AID ASSOCIATION FOR LUTHERANS

TABLE OF CONTENTS

                                                                         Page
                                                                         ----
SECTION 1   PURCHASE AND SALE OF BONDS..................................  1
       1.1  Issue of Bonds..............................................  1
       1.2  The Closing.................................................  2
       1.3  Certain Purchaser Representations...........................  3
       1.4  Failure To Deliver; Failure of Conditions...................  3
       1.5  Expenses....................................................  3

SECTION 2   WARRANTIES AND REPRESENTATIONS..............................  4
       2.1  Subsidiary..................................................  5
       2.2  Corporate Organization and Authority........................  5
       2.3  Business, Property and Indebtedness.........................  5
       2.4  Financial Statements; Material Adverse Change...............  6
       2.5  Full Disclosure.............................................  6
       2.6  Pending Litigation..........................................  7
       2.7  Title to Properties.........................................  7
       2.8  Patents, Trademarks, Licenses, etc..........................  7
       2.9  Authorization, Execution, Delivery and Enforceability.......  8
       2.10 No Defaults.................................................  8
       2.11 Governmental Consent........................................  9
       2.12 Taxes.......................................................  9
       2.13 Use of Proceeds.............................................  9
       2.14 Public Utility Holding Company Act.......................... 10
       2.15 Private Offering............................................ 10
       2.16 Compliance with Law......................................... 10
       2.17 Restrictions on Company and Subsidiary...................... 10
       2.18 ERISA....................................................... 11
       2.19 Investment Company Act...................................... 13
       2.20 Environmental Compliance.................................... 13
       2.21 Private Placement Number.................................... 14

SECTION 3   CLOSING CONDITIONS.......................................... 14
       3.1  Opinions of Counsel......................................... 14
       3.2  Warranties and Representations True; No Prohibited Action... 14
       3.3  Compliance with This Agreement.............................. 14

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                         PAGE
                                                                         ----
       3.4  Officers' Certificates...................................... 15
       3.5  Legality.................................................... 15
       3.6  Regulatory Approvals........................................ 15
       3.7  Third Supplemental Indenture................................ 15
       3.8  Liens Upon Collateral....................................... 15
       3.9  Title Insurance............................................. 15
       3.10 Indenture Conditions........................................ 16
       3.11 Proceedings Satisfactory.................................... 16

SECTION 4   AGREEMENTS OF THE COMPANY................................... 16
       4.1  Financial and Business Information.......................... 16
       4.2  Officers' Certificates...................................... 19
       4.3  Accountants' Certificates................................... 19
       4.4  Inspection.................................................. 19
       4.5  Report to NAIC.............................................. 20
       4.6  Hazardous Substances Indemnification........................ 20

SECTION 5   INTERPRETATION OF THIS AGREEMENT............................ 21
       5.1  Terms Defined............................................... 21
       5.2  Accounting Principles....................................... 27
       5.3  Directly or Indirectly...................................... 27
       5.4  Governing Law............................................... 27
       5.5  Section Headings, Table of Contents and Construction........ 27

SECTION 6   MISCELLANEOUS............................................... 28
       6.1  Notices..................................................... 28
       6.2  Amendment and Waiver........................................ 29
       6.3  Reproduction of Documents................................... 31
       6.4  Survival.................................................... 31
       6.5  Successors and Assigns...................................... 31
       6.6  Duplicate Originals; Execution In Counterparts.............. 31
       6.7  Construction - Representations and Warranties............... 32
       6.8  Incorporation by Reference.................................. 32

Annex 1     -  Information as to Purchaser

                               TABLE OF CONTENTS

                                  (CONTINUED)

                                                                         Page
                                                                         ----
Annex 2     -  Payment Instructions at Closing
Annex 3     -  Information as to Company
Annex 4     -  Litigation

Exhibit A   -  First Mortgage Bond, Series C 7.61%, Due October 20, 2006
Exhibit B1  -  Form of Company Counsel's Closing Opinion
Exhibit B2  -  Form of Company PUC Counsel's Opinion
Exhibit B3  -  Form of Trustee Counsel's Closing Opinion
Exhibit C1  -  Form of Officers' Certificate of the Company
Exhibit C2  -  Form of Officers' Certificate of the Parent
Exhibit D1  -  Form of Secretary's Certificate of the Company
Exhibit D2  -  Form of Secretary's Certificate of the Parent
Exhibit E   -  Form of Third Supplemental Indenture

ANNEX 1
INFORMATION AS TO PURCHASER
================================================================================
Purchaser Name               AID ASSOCIATION FOR LUTHERANS
--------------------------------------------------------------------------------

Name in Which Bond is        AID ASSOCIATION FOR LUTHERANS
 Registered
--------------------------------------------------------------------------------

Bond Registration Number,    C-1
Principal Amount                                                   $8,000,000.00
--------------------------------------------------------------------------------

Payments on Account of
 Bond:
                             Federal Funds Wire Transfer (immediately available
Method                       funds)

Account Information
                             Citibank, NYC/CUST.
                             ABA#021-00-089
                             DDA#36112805
                             Attn:  John Colavito
                             Ref. Account # 846647
                             Aid Association for Lutherans Custody Account
================================================================================


================================================================================

Accompanying Information:    Name of Company:  Suburban Water Systems
                             Description of Security:  First Mortgage Bonds,
                             Series C
                             7.61%, due October 20,2006
                             Security Number (CUSIP):  864577 B@ 9
                             Payable Date:
                             Application (as among principal, premium and
                             interest) of the payment being made.
================================================================================

                                   ANNEX 1

ANNEX 1
                      INFORMATION AS TO PURCHASER (CONT.)



--------------------------------------------------------------------------------
Address for All Notices and        Investment Department
 Communications:                   Aid Association for Lutherans
                                   222 West College Avenue
                                   Appleton, Wisconsin 54919
All Payment Notices to the above
 address and:                      Income Collection and Disbursement
                                   Ref. Account #846647
                                   Aid Association for Lutherans Custody Account
                                   Citicorp Services Inc.
                                   1410 N. Westshore Blvd., 4th Floor
                                   Tampa, FL 33607
--------------------------------------------------------------------------------

Deliver Bonds To:                  Bradley Ranch
                                   Ref. Account #846647
                                   Aid Association for Lutherans Custody Account
                                   Citibank
                                   Level C
                                   20 Exchange Place
                                   New York, New York 10043
--------------------------------------------------------------------------------
Tax Identification Number          39-0123480
================================================================================

                                   Annex 1-2

ANNEX 2
PAYMENT INSTRUCTIONS


     Make payment of the purchase price by federal funds wire transfer in immediately available funds to:

          Wells Fargo Bank, National Association
          ABA #121000248
          Flair Industrial Park Regional
          Commercial Banking Office
          9000 Flair Drive
          Suite 100
          El Monte, California  91731

          Account of Suburban Water
          Systems Account No. 4919-014608

                                   Annex 2-1

ANNEX 3
INFORMATION AS TO COMPANY


Part I:    (a)
 Subsidiaries.

                             Jurisdiction      Percent
Name                         of Incorporation  Owned
----                         ----------------  -----
*Water Suppliers Mobile      California        100%
 Communication Service

          (b)  Affiliates

                             Jurisdiction      Percent Owned;
Name                         of Incorporation  Owned by
----                         ----------------  --------
*Southwest Water Company     Delaware          N/A

*ECO Resources, Inc.         Texas             100% by Southwest Water Company

*Southwest Environmental     Texas             100% by ECO Resources, Inc.
 Laboratories, Inc.

*SOCI, Inc.                  Delaware          100% by Southwest Water Company

Covina Irrigating Company    California        12.3% by the Company; 0.9% by
                                               SW Resource Management Company

California Domestic Water    California        32.4% by the Company
 Company

*New Mexico Utilities, Inc.  New Mexico        100% by Southwest Water Company

*SW Resource Management      Delaware          100% by Southwest Water Company
 Company

                                   Annex 3-1

*SW Operating Services       Delaware          100% by Southwest Water Company

*Southern Municipal          Texas             100% by ECO Resources, Inc.
 Services, Inc.

                                   Annex 3-2

Part II:  Indebtedness for Borrowed Money

Description                                                    Pre-Closing                    Post-Closing
-----------                                                    -----------                    ------------
First Mortgage Bonds, Series A 8.93%,                          $    9,600,000.00              $    9,600,000
 Due October 1, 2006

First Mortgage Bonds, Series B 9.09%,                               8,000,000.00                   8,000,000
 Due February 20, 2022

First Mortgage Bonds, Series C 7.61%,                                      -  0 -                   8,000,000
 Due October 20, 2006

Lines of  Credit with Wells Fargo Bank                          8,000,000.00  (1)                      - 0 -
                                                               -----------------              --------------

TOTAL                                                          25,600,000.00  (1)                 25,600,000

     (1) Proceeds of the Series C Bonds will be used in part to retire debt to Wells Fargo Bank.

     Part III:         ERISA

     (A)  ERISA Affiliates

          Each of the Persons indicated with an asterisk (*) In Parts 1 (A) and 1 (B) of this Annex 3 are ERISA Affiliates.

     (B)  Multiemployer Plans and Multiple Employer Pension Plans

     1.   The Utility Employees Retirement Plan

     2. The Profit-Sharing 401 (k) Plan for Southwest Water Company's Related Companies

     Part IV:  Environmental Disclosure

          Neither the Company nor its Subsidiary has received any notice, summons, citation, directive, letter or communication from any

                                   Annex 3-3

     Governmental Authority concerning any environmental matter of the types described in Section 2.20. However, the Company advises you of the following:

          1. In late 1979, volatile organic compounds ("VOC's") were first discovered in the Main San Gabriel Basin (the "Main Basin"). Subsequently, underground water sampling resulted in the discovery of four large areas of ground water VOC contamination. The areas include the Company's Bartolo Well Field site, which contains four of the Company's producing wells and from which the Company produces approximately 25% of its total water production. Concurrently, the Company's wells do not contain VOCs in excess of MCLs.

               The Environmental Protection Agency ("EPA") has conducted numerous studies of underground water in the Main Basin (including the Bartolo Well Field). In 1984, the EPA named the Main Basin as a Superfund site and named as potentially responsible parties ("PRPs") several large industrial companies that allegedly caused the contamination. The Company's facilities were not named as sources of VOCs or other contamination in any portion of the Main Basin (i.e., the Company's operations do not discharge VOCs into the ground or groundwater). However, some officials have suggested that the Main Basin water producers may have clean-up liability with respect to contaminants in the Main Basin under applicable environmental statutes on various theories by virtue of their pumping operations. It is expected that the EPA will continue to identify sources of contamination in order to establish legal responsibility for clean-up costs. Currently, neither the EPA nor any governmental agency has targeted the Company or other water producers as PRPs.

               Certain industrial companies identified as PRPs are working with their water producers to build a $55 million water treatment facility in Baldwin Park, California. An environmental impact report is currently being reviewed for this project and, once clearance has been obtained, construction of the treatment unit may begin. The treatment plant, if constructed, would treat 19 million gallons per day of contaminated groundwater. Currently, funding for this treatment facility would not be provided directly by the Company.

                                   Annex 3-4

               To date, water produced from the Bartolo Well Field and other wells maintained by the Company in the Main Basin meets all applicable governmental requirements. The treatment proposed by the EPA, and other measures taken by or available to the Company, are intended to ensure that the Company continues to have an adequate supply of potable water which meets all applicable governmental standards. While technology exists to remove VOC contaminants from basin water, there can be no assurance that either (i) such technology will in the future be adequate to reduce the amounts of VOCs and other contaminants in water produced by the Company in the Main Basin to acceptable levels or (ii) the costs of such removal will be fully recoverable from the Company's customers. To date, the Company has been permitted to recover from its ratepayers all expenses associated with water quality maintenance.

               During 1992, a statute was passed by the State of California establishing a Water Quality Authority (the "WQA") to oversee clean-up of water in the Main Basin. Assessments for this purpose are levied against those who own prescriptive pumping rights in the Main Basin, including the Company. The amount of the Company's annual assessment is approximately $348,000. Pursuant to a contract with the WQA, the Company will operate a WQA-constructed water treatment facility (Big Dalton Treatment Facility) and the third-party well to which the facility is connected. This facility will have the capacity to treat approximately 1.3 billion gallons of water annually; the treated water will be distributed to the Company's customers.

               There can be no assurance that governmental authorities will not seek in the future to recover clean-up costs from the Company or that source polluters will not seek contribution from water producers for clean-up costs which they may be required to pay. If the Company were required to pay any such clean-up costs, the Company would seek to recover such costs, and costs incurred in removing contaminants from water produced, through increased rates to its customers as has been permitted by the PUC in the past. Moreover, there are over 100 water producers in the Main Basin, and the Company believes that the Company's share of any clean-up costs assessed against the producers would only be a small fraction of the total. Due to the potential recovery of the clean-up costs through higher rates, such costs are not expected to have a material impact on the Company's financial condition or results of operation.

                                   Annex 3-5

          2. In 1987, the Company elected to reorganize to provide for independent district operations. As a result, the Whittier, La Mirada and San Jose Districts were established and separate district offices were established separate from the Company headquarters then located in La Puente. Subsequently, the main office operations of the Company and the Parent were removed to their present locations. At the time of the reorganization, approximately nine acres of property behind the Company's main office facilities were deemed no longer used and useful and the Company discontinued the use of its warehouse and garage facilities located on those nine acres. In that connection, the Company elected to remove the gasoline pumps and tanks which had been maintained adjacent to the garage facilities. When such tanks were removed, gasoline contamination was found in the soil, which contamination was the result of leaking underground tanks. The Company has removed the contaminated soils and received clearance from local governmental authorities to refill the hole created by removal of the tanks. Such refilling operation has been completed.

          To the knowledge of the Company, removal of such tanks, removal of contaminated soil and the other remedial work conducted by the Company with respect to this project were all conducted in compliance with all governmental requirements applicable thereto. So far as the Company is aware, all final clearances and approvals have been issued by relevant governmental authorities in normal course and without imposition of any additional obligations upon the Company. The Company believes that it has no further obligations or liability as the result of such project or the leakage from such underground tanks.

          3. On October 19, 1990, two regulators on a water distribution plant operated by the Company in the City of La Mirada apparently leaked or failed with a resulting escape of chlorine gas. The Company's distribution plant is located in the vicinity of a manufacturing plant operated by Western Wheel. A number of Western Wheel employees contended that they were affected by the chlorine gas, resulting in claims by approximately 60 employees against Sentry Insurance, the worker's compensation carrier for Western Wheel.

          Ultimately, three lawsuits were filed against the Company. Two lawsuits were brought by, respectively, 5 Western Wheel employees and

                                   Annex 3-6

     29 Western Wheel employees and spouses. These actions claimed substantial damages according to proof. The third lawsuit was brought by Sentry to seek reimbursement for amounts paid for worker's compensation claims paid to Western Wheel employees. All such actions were settled by the Company and the several plaintiffs. The Company paid substantial settlement sums and received full releases from all plaintiffs. The Company made a demand upon its primary liability insurance carrier for defense and indemnity, which demand was ultimately denied. A subsequent action by the company against such carrier seeking reimbursement of the settlement amounts paid by the Company and defense costs incurred was unsuccessful.

          No governmental agency or authority has notified the Company of any alleged environmental violation by the Company resulting from the leak which gave rise to this litigation.

                                   Annex 3-7

EXHIBIT A


FORM OF FIRST MORTGAGE BOND, SERIES C 7.61%, DUE OCTOBER 20, 2006


SUBURBAN WATER SYSTEMS
                              FIRST MORTGAGE BOND

                      Series C 7.61%, Due October 20, 2006


$8,000,000.00
No. C-1
PPN No. 864577  B@ 9
Los Angeles, California


     SUBURBAN WATER SYSTEMS, a corporation organized under the laws of the State of California (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to AID ASSOCIATION FOR LUTHERANS, or registered assigns, on October 20, 2006, the sum of EIGHT MILLION DOLLARS ($8,000,000.00) (or so much thereof as shall not have been paid upon prior redemption) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from the later of the initial issuance of the series of Bonds of which this Bond is a part, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on the 20th day of each April and October in each year commencing on the first Interest Payment Date next succeeding the date of this Bond until the principal amount thereof will be due and payable; provided that interest on any overdue principal, overdue Redemption Price, and (to the extent permitted by applicable law) overdue installments of interest, shall accrue at a rate equal to the lesser of
(a) the highest rate allowed by applicable law, or (b) 8.61% per annum. In no event shall the interest payable on this Bond (including any interest on overdue interest or any overdue Redemption Price) exceed the maximum amount which the Holder hereof may legally collect under the then applicable usury law. In the event that it is hereinafter determined by a court of competent Jurisdiction that the interest payable under this Bond (including any interest on overdue interest or any overdue Redemption Price) is in excess of the amount which the

Holder hereof may legally collect under the then applicable usury law, then (i) all interest actually paid (including any interest on overdue interest or any overdue Redemption Price) in excess of the maximum amount legally collectible by such Holder shall be applied to the payment of principal of this Bond or, if all principal shall previously have been paid, promptly repaid by such Holder to the Company and (ii) interest on this Bond (including any interest on overdue interest or any overdue Redemption Price) subsequent to the date of such determination shall be reduced to the maximum amount which it is determined that the Holder may collect under the then applicable usury law.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person (the "Registered Holder") in whose name this Bond (or one or more Predecessor Bonds, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth (15th) day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof being given to Bondholders not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds of this series shall be listed, if any, and upon such notice as shall be required by such exchange, all as more fully provided in said Indenture.

     The principal and the Redemption Price of, and the interest on, this Bond shall be payable by crediting, before 12:00 noon, New York time, by federal funds bank wire transfer, the account of the Registered Holder hereof in any bank in the United States as may be designated in a written notice delivered to the Company by such Registered Holder, or in such other manner as may be directed, or to such other address in the United States as may be designated, in writing delivered to the Company, by such Registered Holder. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     If any payment due on, or with respect to, this Bond shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall not be deemed to have been originally due on such first following Business Day, and such interest shall accrue and be payable only to the Interest Payment Date.

     This Bond is one of a duly authorized issue of Bonds of the Company designated as its "First Mortgage Bonds" (herein called the "Bonds"), issued and to be issued in one or more series under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust, dated October 1, 1986, between the Company and Security Pacific National Bank, as Trustee, as amended and supplemented by (i) that certain First Amendment and Supplement to Indenture of Mortgage dated October 1, 1986, dated as of February 7, 1990, between the Company and Security Pacific National Bank, as Trustee, (ii) that certain Second Amendment and Supplement to Indenture of Mortgage Dated October 1, 1986, dated as of January 24, 1992, between the Company and Security Pacific National Bank, as Trustee, and (iii) that certain Third Amendment and Supplement to Indenture of Mortgage Dated October 1, 1986, dated as of October 9, 1996, between the Company and First Trust of California, National Association, a national banking association, as Trustee (herein called the "Trustee," which term includes any successor Trustee), (such Indenture of Mortgage and Deed of Trust, as so amended to and including the date hereof, being herein called the "Indenture") to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Holders of the Bonds, the Trustee and the Company and the terms upon which the Bonds are, and are to be, authenticated and delivered. Capitalized terms not otherwise defined herein are defined as provided in the Indenture.

     As provided in the Indenture, the Bonds are issuable in series which may vary as in the Indenture provided or permitted. This Bond is one of the series specified in its title.

     This Bond is subject to redemption in whole, at any time, and in part, from time to time, before its maturity in the following events and in the manner provided in Article V and Section 17.03 of the Indenture:

          (1) at any time after issuance, at the option of the Company evidenced by a Board Resolution at a Redemption Price equal to 100% of the principal amount of this Bond to be redeemed, together with the Applicable Make-Whole Amount (as defined below) and interest accrued to the Redemption Date, and on a Redemption Date specified by the Company as provided in Section 5.02 of the Indenture; and

          (2) from moneys received by the Trustee as a result of a casualty or condemnation, the proceeds of which equal or exceed $15,000,000, at a Redemption Price equal to 100% of the principal amount of this Bond to be redeemed, together with interest accrued to the Redemption Date, and on a Redemption Date that is the first date for which notice of redemption can be given by the Trustee as provided in Article V of the Indenture.

     It is provided in the Indenture that Bonds of this series of a denomination larger than $100,000.00 may be redeemed in part ($100,000.00 or a multiple thereof) and that upon any partial redemption of any such Bond the same shall, except as otherwise permitted by the Indenture, be surrendered in exchange for one or more new Bonds in authorized form for the unredeemed portion of principal. Bonds (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption.

     If an Event of Default, as defined in the Indenture, shall occur, the principal of the Bonds may become or be declared due and payable in the manner and with the effect provided in the Indenture whereupon all principal, accrued interest and the Applicable Make-Whole Amount, if any, shall be due and payable.

     "Applicable Make-Whole Amount" at any time shall be equal to the product of
(a) the Make-Whole Amount at such time, times (b) a fraction, the numerator of which shall be the principal amount of this Bond being prepaid or accelerated at such time, and the denominator of which shall equal the aggregate principal amount of all Series C Bonds being prepaid or accelerated at such time.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Bonds under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% in aggregate principal amount of the Bonds of each series at the time Outstanding affected by such modification. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of Bonds at the time Outstanding on behalf of the Holders of all the Bonds, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

     No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Bond at the times, places and rates, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Bond is transferable on the Bond Register of the Company, upon surrender of this Bond for transfer at the office or agency of the Company in Los Angeles, California, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed by the Registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of the same series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Bonds of this series are issuable only as registered Bonds without coupons in denominations of $1,000.00 or any multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bonds of this series are exchangeable for a like aggregate principal amount of Bonds of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any transfer or exchange hereinbefore referred to, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed under its corporate seal.

          Dated:


                                    SUBURBAN WATER SYSTEMS


     [SEAL]


                                    By:



Attest:







     This is one of the Bonds of the series designated herein referred to in the within-mentioned indenture.

FIRST TRUST OF CALIFORNIA,
NATIONAL ASSOCIATION, as Trustee



By:                                 Dated:

     Authorized Officer

EXHIBIT B1


                    FORM OF COMPANY COUNSEL'S LEGAL OPINION


                         [Latham & Watkins Letterhead]


                                [Closing Date]


Aid Association for Lutherans
222 West College Avenue
Appleton, Wisconsin 54919
Attn:  Mr. Gunar Zarins

     Re:  $8,000,000 Series C First Mortgage Bonds of Suburban Water Systems
          ------------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel (except with respect to matters involving the Public Utilities Commission of the State of California) to Suburban Water Systems (the "Company"), a California corporation, and Southwest Water Company ("Southwest"), a Delaware corporation, in connection with the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of October 21, 1996, among the Company, Southwest and you, as Purchaser. The Bond Purchase Agreement provides, among other things, for the sale by the Company of its First Mortgage Bonds, Series C 7.61%, due October 20, 2006 (the "Series C Bonds") in the aggregate principal amount of $8,000,000 issued under and pursuant to an Indenture of Mortgage and Deed of Trust dated October 1, 1986 (together with that certain First Amendment and Supplement to Indenture of Mortgage dated as of February 7, 1990, and that certain Second Amendment and Supplement to Indenture of Mortgage dated as of January 24, 1992, herein called the "Existing Indenture"), between the Company and First Trust of California, National Association, as trustee (the Trustee"), as amended and supplemented by that Third Amendment and Supplement to the Existing Indenture (the "Third Supplemental Indenture"), dated as of October 9, 1996, between the Company and the Trustee (the Existing Indenture, as amended and supplemented by the Third Supplemental Indenture, herein called the "Indenture"). This opinion is rendered to you pursuant to Section 3.1(A) of the Purchase Agreement. Capitalized Terms

                                     B1-1
used in this opinion and not defined herein shall have the respective meanings ascribed to them in, or pursuant to the provisions of, the Bond Purchase Agreement or the Indenture.

     The Indenture grants to the holders of the Company's first mortgage bonds from time to time issued thereunder (collectively, the "First Mortgage Bonds"), including the Series C Bonds, a security interest in certain property, whether presently owned or hereafter acquired, of the Company, more particularly described in the Indenture, consisting of both (i) real property and real property interests, including, in each case, fixtures, other than Excepted Property, as described (the "Real Property), and (ii) personal property, other than Excepted Property, as described in the Indenture (the "Personal Property"). Prior to the delivery of this opinion letter, executed recorded counterparts of the Existing Indenture were on file in the Recorder's offices of Los Angeles and Orange Counties, California. At our direction, prior to the delivery of this letter, executed counterparts of the Third Supplemental Indenture were recorded by Chicago Title, successor to Ticor Title Insurance Company ("Ticor") in the Recorder's offices of Los Angeles and Orange Counties, California. Also at our direction, title reports and supplements thereto dated, respectively, as of September 24, 1996, and September 1, 1996 were prepared by Ticor covering the state of the title in and to that Real Property subject to the Lien of the Existing Indenture (the "Ticor Reports").

     A bondholder's policy of title insurance was received from Ticor on or about November 18, 1986 insuring the Trustee and the holder of the Series A Bonds against loss or damage to the extent of an aggregate of $15,000,000 plus costs, if any, as allowed by said policy, by reason of any defect in the Lien of the Existing Indenture on the Real Property described therein or by reason of the title to such Real Property being other than as shown in such policy. In addition, California endorsements numbered 110.1, 107.9, 110.5, 108.8 and 2842 were issued with respect to such policy of title insurance, which endorsements, in effect, extended the coverage of such policy to that Real Property added to the Real Property by virtue of the Second Supplemental Indenture, and insured the Trustee and the holders of all of the First Mortgage Bonds (including the holders of the Series A Bonds and the Series B Bonds) against loss or damage to the extent of $23,000,000 in the event of any defect in the Lien of the Indenture on the Real Property or by reason of the title to the Real Property being other

                                     B1-2
than as shown in such policy and endorsements. Further, in connection with the recordation of the Third Supplemental Indenture and the issuance of the Series C Bonds, California endorsements numbered 107.9, 110.1, 110.5 and 108.8 have been ordered with respect to such policy of title insurance, which endorsements, in effect, insure the Trustee and the holders of all of the First Mortgage Bonds (including the Series C Bonds) against loss or damage to the extent of $31,000,000 in the event of any defect in the lien of the Indenture on the Real Property or by reason of the title to the Real Property being other than as shown in such policy and endorsements. We have received assurance satisfactory to us from Ticor that the aforementioned title insurance endorsements have been committed prior to the delivery of this letter, in accordance with our orders, and that the Lien of the Indenture on the Real Property described in the Indenture is in accordance with the statements hereinafter contained in this opinion.

     A California Form UCC-1 Financing Statement, as amended (the "Financing Statement"), describing the personal property in which a security interest was granted to the Trustee pursuant to the Existing Indenture, is on file with the Secretary of State of California and is on file as a fixture filing in the Recorder's Offices of Los Angeles and Orange Counties. We have reviewed the Financing Statement, as on file, together with a form UCC-3 certificate issued by the California Secretary of State indicating all financing statements of record naming the Company as debtor in the office of the California Secretary of State. Our opinions in paragraphs 8, 9 and 10 below are based, among other things, upon such review and the assurances described in the immediately preceding paragraph.

     As counsel for the Company and Southwest, we have prepared or participated in the preparation of the Bond Purchase Agreement, the Third Supplemental Indenture and the Series C Bonds (collectively, the "Documents") and various certificates and other documents executed and delivered in connection therewith. In each instance, we have reviewed executed copies of such documents, of the Indenture and each of the executed and authenticated Series C Bonds or have otherwise received assurances satisfactory to us that such documents have been executed, and in the case of the Series C Bonds, authenticated, prior to the delivery of this letter, by each entity whose signature or authentication is provided for therein.

                                     B1-3

     In our examination, we have assumed the genuineness of all signatures (other than those of officers of the Company and Southwest on the Documents), the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     We have been furnished with and with your consent have relied upon, certificates of officer(s) of the Company and Southwest with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.
Our opinions set forth in paragraphs 4, 5, 6 and 7 below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to mortgage bond sale transactions. Various issues concerning the authorization of the transactions described herein by the California Public Utilities Commission (the "PUC") are addressed in the opinion of Messrs. Steefel, Levitt and Weiss, separately provided to you, and we express no opinion with respect to those matters.

     Whenever a statement herein is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the sale of the Series C Bonds do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company and Southwest.

     We have also, with your consent, relied, for the purposes of our opinion set forth in paragraph 13 below, on a letter to the Company, to us

                                     B1-4
and to you from SSP Hambro & Co., LLC and Wells Fargo Bank confirming the warranty contained in Section 2.15 of the Bond Purchase Agreement, and the representations contained in Sections 1.3 and 2.15 of the Bond Purchase Agreement.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

     4. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California with corporate power and authority to execute and deliver the Bond Purchase Agreement and the Third Supplemental Indenture, to issue, sell and deliver the Series C Bonds, to perform its obligations pursuant to the Bond Purchase Agreement, the Series C Bonds and the Indenture, to carry on its business as now conducted by it in the State of California and to own the Real Property and the Personal Property.

     5. The Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted by it in the State of California and to own its respective real and personal property.

     6. Based upon representations by the Company to us that neither the Company nor the Subsidiary owns any property in, maintains any office in or conducts any business in any state other than California, neither the Company nor the Subsidiary is required to qualify to do business as a foreign corporation in any jurisdiction.

     7. The Third Supplemental Indenture has been ratified and approved by all necessary corporate action of the Company's Board of Directors and has been duly executed and delivered by officers of the Company thereunto duly authorized by all necessary corporate action of the Company's Board of Directors. Subject to the matters set forth in paragraph (iii) and paragraphs (a) through (r) below, the Indenture constitutes a legally valid and binding obligation of the Company, enforceable in accordance with its terms. No action by the stockholder of the Company is required by law, by the Articles of Incorporation of the

                                     B1-5

Company or by the By-Laws of the Company for the authorization, execution and delivery of the Third Supplemental Indenture.

     8. The Bond Purchase Agreement has been duly ratified and approved by all necessary corporate action of the Company's Board of Directors and has been duly executed and delivered by officers of the Company thereunto duly authorized by all necessary corporate action of the Company's Board of Directors. Subject to the matters set forth in paragraph (iii) and paragraphs (a) through (r) below, the Bond Purchase Agreement constitutes a legally valid and binding instrument of the Company enforceable in accordance with its, terms. No action by the stockholder of the Company is required by law, by the Articles of Incorporation of the Company or by the By-Laws of the Company for the authorization, execution and delivery of the Bond Purchase Agreement.

     9. The Series C Bonds in the aggregate principal amount of $8,000,000 being purchased on the date hereof have been duly ratified and approved by all necessary corporate action of the Company's Board of Directors, have been duly executed and delivered by officers of the Company thereunto authorized by all necessary corporate action of the Company's Board of Directors, have been duly issued by the Company and have been duly authenticated by the Trustee under the Indenture, and the obligations of the Company represented by the Series B Bonds are, subject to the matters set forth in paragraph (iii) and paragraphs (a) through (r) below, legally valid and binding obligations of the Company, enforceable in accordance with their terms. The Series C Bonds are entitled to the benefit of the security of the Indenture, equally and ratably with all First Mortgage Bonds of other series which, in the case of the Series A Bonds and Series B Bonds, have been issued and, in the case of any other series of bonds, which may from time to time be issued pursuant to and secured by the Indenture in accordance with the terms thereof. The Series C Bonds conform to the requirements of the Indenture.

     10. Neither (a) the execution and delivery by the Company of the Bond Purchase Agreement or the Third Supplemental Indenture; nor (b) the execution, delivery, issue and sale of the Series C Bonds; nor (c) compliance by the Company with the terms of the Series C Bonds, the Indenture and the Bond Purchase Agreement (all such transactions referred to in clauses (a) through (c), inclusive, of this paragraph 7 being hereinafter referred to as

                                     B1-6
the "Transactions") will conflict with, or result in any breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than the Lien of the Indenture) upon any of the Real Property or Personal Property of the Company pursuant to (i) the provisions of the Articles of Incorporation or By-Laws of the Company; (ii) any Material Agreement to which the Company is a party or by which it or any of its Property is bound; (iii) to the best of our knowledge, any Federal or California statute, rule or regulation applicable to the Company; or (iv) to the best of our knowledge, any order, judgment, award or decree, known to us after due inquiry of the Company (no independent search of court records having been made), of any court or arbitrator against or affecting the Company or any of its Property. The term "Material Agreement" shall be limited to those agreements and instruments identified to us by the Company and listed on Attachment A to this letter.

     11. Each of the Existing Indenture and the Third Supplemental Indenture has been duly filed for record as a mortgage on the Real Property in each and every public office in which such filing and/or recording is a prerequisite to the establishing of record of the Lien thereof on all of the Real Property therein specifically described. For the purpose of the immediately preceding sentence, we assume that all public officials involved with such filings have followed their own procedures and legal requirements as to such filings. All taxes and fees required to be paid with respect to the execution and recording of the Indenture and the Issuance of the Series C Bonds have been paid. Neither the Indenture nor the Third Supplemental Indenture will, under existing California law, have to be refiled, reregistered or redeposited to continue the Lien in and upon the Real Property or the effectiveness of such Lien as against any subsequent transferee of the Real Property described therein.

     12. The Indenture constitutes a valid mortgage Lien on the Real Property now owned by the Company which is specifically or generally described in the granting clauses of the Indenture as being subject to the Lien thereof. Further, the indenture will, under existing California law, constitute a mortgage Lien at the time of acquisition by the Company on all Real Property of the Company acquired after the date of this letter located within the Counties of Los Angeles and Orange, State of California and required by the Indenture to be subject to the lien thereof.

                                     B1-7

     13. The provisions of the Indenture are effective to create in favor of the Trustee a valid security interest in that portion of the Personal Property of the Company described in the Indenture which is subject to Division 9, as defined below, as security for the payment of the Series C Bonds. The Financing Statement has been filed or recorded in each and every public office in which such filing and/or recording is a prerequisite to the establishing of record of the lien of the Indenture on all of the Personal Property therein specifically described which is owned by the Company. Upon the due filing with the California Secretary of State of the Financing Statement, a security interest of the Trustee in the Personal Property covered thereby was perfected to the extent a security interest in such Personal Property can be perfected by the filing of a financing statement under Division 9 of the Uniform Commercial Code ("Division 9") as in effect in California. Based upon the issuance and sale by the Company to you prior to the delivery of this letter of the Series C Bonds and your concurrent delivery of the consideration provided for in the Bond Purchase Agreement, pursuant to the provisions of the Indenture the Trustee has a valid, perfected security interest in the Personal Property presently owned by and in the possession of the Company or hereafter acquired by the Company. Such security interest is, in the case of after-acquired Personal Property, subject to purchase money security interests and acquisition by the Company of rights in and possession of such Personal Property. Under existing California law, except for the filing of appropriate amendments to the Financing Statement required by changes in circumstances, it is not necessary to refile the Financing Statement or new financing statements to maintain the perfection of the security interests in the Personal Property described in the Financing Statement.

     Based upon the assumptions and subject to the limitations set forth below, insofar as such security interest relates to that portion of the Personal Property which is personal property owned and possessed by the Company as of the date hereof and located in the State of California, such security interest is prior to any security interest granted by the Company in any of such Personal Property the priority of which is determined solely by the filing of a financing statement in the Office of the Secretary of State of California under Division 9, except as such priority is or may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws or case decisions relating to or affecting the enforcement of the rights of creditors generally and as is or may be limited by the

                                     B1-8
provisions of Division 6 (relating to Bulk Sales) of the California Commercial Code. The foregoing opinions in this paragraph 10 are, as to Personal Property acquired after the date of this letter, expressly subject to preexisting liens and encumbrances.

     The foregoing opinions in this paragraph 10 are also based, in part, upon a certificate from an officer of the Company to the effect that the Company has not, during the period from July 1, 1996 to the date hereof, created any "purchase money security interests" as defined in Division 9, in any portion of the Personal Property. Finally, we have obtained and delivered to you a Form UCC-3 report from the California Secretary of State which indicates no prior, presently effective Form UCC-1 financing statements on file which name the Company as Debtor (other than (i) the Financing Statement and (ii) certain other financing statements which relate solely to Excepted Property) and we are relying upon the accuracy of such report as to the absence of filing of any Form UCC-1 financing statements or notices against the Company except as shown in such report. We express no opinion as to the priority of your security interest as against any other secured party which, prior to the filing of the Financing Statement, filed a Form UCC-1 financing statement or notice not reported in such report.

     14. Except with respect to matters involving the PUC, as to which we express no opinion, all consents, approvals or authorizations, if any, of or by any Governmental Authority required on the part of the Company in connection with the consummation of the Transactions have been duly obtained, and the Company has complied with all applicable provisions of law requiring any designation, declaration, filing, registration or qualification with any Governmental Authority in connection with the Transactions.

     15. To the best of our knowledge, there is no litigation or proceeding pending or threatened against the Company or the Subsidiary not disclosed in the Bond Purchase Agreement or the financial statements of the Company which have been furnished to you pursuant thereto which could result in a judgment, order or award which would be materially adverse to the Company or the Subsidiary or which could materially or adversely affect the ability of the Company to consummate the

                                     B1-9

Transactions or perform its obligations under the Bond Purchase Agreement or the Indenture.

     16. The offer, issuance, sale and delivery of the Series C Bonds in the principal amount of $8,000,000 in accordance with the provisions of the Bond Purchase Agreement constitutes an exempt transaction under the Securities Act of 1933, as amended (the "Act"), and under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and neither the Act nor the Trust Indenture Act requires registration of the Series C Bonds or qualification of the Indenture.

     17. The Company has complied with all conditions precedent to the consummation of the Transactions imposed by law or by the provisions of the Existing Indenture.

     18. The Company owns and, subject to the Lien of the Indenture, has the unrestricted right to transfer all of the shares it purports to own of the Subsidiary, to the best of our knowledge, free and clear of any lien (other than the Lien of the Indenture), and all such shares have been duly issued and are fully paid and non-assessable. The Company also owns and, subject to the Lien of the Indenture, has the unrestricted right to transfer all of the shares it purports to own of each of Covina Irrigating Company, a California corporation ("Covina"), and California Domestic Water Company, a California corporation ("California Domestic"), in each case, to the best of our knowledge, free and clear of any lien other than the Lien of the Indenture in the case of Covina, and all such shares have been duly issued. The Lien of the Indenture in favor of the Trustee upon the shares of the Subsidiary and Covina owned by the Company has been perfected.

     19. The Company is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and is not directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     20. Neither the issuance of the Bonds nor the intended use of the proceeds of the Bonds (as set forth in Section 2.13 of the Bond Purchase

                                     B1-10

Agreement) will violate Regulations G, T or X of the Federal Reserve Board.

     In rendering certain of the foregoing opinions, we have, with your consent, relied upon certain matters set forth herein. In addition:

     (i) In rendering our opinions with respect to the due incorporation, legal existence and good standing of the Company and the Subsidiary in paragraphs 1 and 2 above, we have relied upon the certificates of appropriate officials of the State of California.

     (ii) In rendering our opinion as to the lack of any requirement that the Company or any Subsidiary qualify as a foreign corporation in any jurisdiction in paragraph 3 above, we have relied on a certificate of officers of the Company to the effect set forth in such paragraph and have performed no independent investigation concerning the representation of the Company to us.

     (iii) In rendering our opinions as to due approval of the Third Supplemental Indenture, the Bond Purchase Agreement and the Series C Bonds in paragraphs 4, 5 and 6 above, we have relied on a certificate of officers of the Company as to the adoption of certain resolutions by the Board of Directors of the Company. In rendering our opinion in paragraph 6 above as to due authentication of the Series C Bonds, we have relied in part on a certificate furnished to us by the Trustee.

     (iv) In rendering our opinion in paragraph 7 above, except as to the Articles of Incorporation and By-Laws of the Company, we have relied as to certain factual matters upon a certificate of officers of the Company. For the purposes of clause (iii) of such paragraph, our opinion is limited to California and United States laws, statutes, regulations and ordinances currently applicable to the Company and the business presently conducted by it. Also for the purposes of clause (iii) of such paragraph, our opinion set forth in such clause is limited to laws, statutes, regulations and ordinances of general applicability and we express no opinion as to the effect, if any, of the California Public Utilities Code or any rules, regulations, orders or other pronouncements by the PUC thereunder or the effect, if any, of the ordinances, rules, regulations or other requirements of any county or city from whom the Company has obtained any franchise, permit, license or other

                                     B1-11
authority to locate its facilities or to provide water service within the geographical area over which such county or city has the authority to grant such franchises, permits, licenses or other authority.

     (v) In rendering our opinions with respect to the Lien of the Indenture on the Real Property in paragraph 9 above and with respect to the recording of the Existing Indenture and the Third Supplemental Indenture as a real estate mortgage in California in paragraph 8 above, we have relied as to matters of fact upon the confirmation from Ticor of the recordation of the Existing Indenture and the Third Supplemental Indenture and its commitment to issue the endorsements referred to in the third paragraph of this opinion to the policy of title insurance in accordance with our instructions. For the purposes of such opinions we have not independently examined the record title to the Real Property.

     (vi) In rendering our opinion with respect to perfection in paragraph 10, we express no opinion with respect to the creation, validity or perfection of any security interest in the Personal Property that is not governed by, or that is excluded from coverage by, Division 9. We also call to your attention the fact that perfection of security interests under Division 9 in any of the Personal Property will be terminated as to any Personal Property acquired by the Company more than four (4) months after the Company changes its name, identity or corporate structure to such an extent as to make the Financing Statement seriously misleading, unless a new appropriate financing statement indicating the new name, identity or corporate structure of the Company is properly filed before the expiration of four (4) months after such change. You should also be aware that the perfection of a security interest in proceeds (as defined in Division 9) of Personal Property is governed and restricted by Section 9306 of Division 9. We further note that the law is not well developed with respect to the specificity of description necessary to create a valid security interest in Personal Property. To ensure that a sufficient description has been provided, the personal property intended to be subject to the security interest should be identified by serial, account or other identification numbers or by some other method of specific identification. However, the general description of the Personal Property used in the Indenture and in the Financing Statement filed in connection therewith is consistent with that commonly used by major lenders in California and, although the matter is not free from doubt, in our opinion should be held by California

                                     B1-12
courts to be sufficient to create a security interest in the personal property described therein; however, we express no opinion as to whether the phrase "all personal property" or similar general phrases would be held to describe any particular item or items of Personal Property.

     (vii) In rendering our opinions set forth in paragraphs 11, 12 and 14 above, we have relied as to certain factual matters upon a certificate of officers of the Company as to the matters which are the subjects of such paragraphs.

     (viii) In rendering our opinions set forth in paragraph 15 as to the Subsidiary, Covina and California Domestic, and our opinion set forth in paragraph 16 above, we have relied as to certain factual matters on a certificate of officers of the Company. For the purposes of our opinion as to perfection of the Lien of the Indenture upon the shares of Subsidiary and Covina owned by the Company in paragraph 15 above, we are relying in part upon a certificate executed and delivered to you by the Trustee prior to the delivery of this opinion to the effect that the Trustee has possession of all certificates representing such shares together with stock certificates as to all such shares executed by the Company.

     All opinions herein with respect to the validity, binding effect of and enforceability of Documents are further subject to the following limitations, qualifications and exceptions:

          (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally;

          (b) enforceability of the Documents is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, other than judicial foreclosure, in accordance with California law, of the lien of the Indenture, regardless of whether considered in a proceeding in equity or at law;

          (c) a California court may not strictly enforce certain covenants contained in the Indenture or Bond Purchase Agreement or allow acceleration of the maturity of the indebtedness evidenced by the Series C

                                     B1-13

Bonds if it concludes that such enforcement or acceleration would be unreasonable under then existing circumstances. We believe, however, subject to the limitations expressed elsewhere in this opinion, that enforcement or acceleration would be available if an Event of Default occurs as a result of a material breach of a material covenant contained in the Indenture;

          (d) certain rights, remedies and waivers contained in the Documents may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Documents invalid or unenforceable as a whole;

          (e) we express no opinion as to the validity or enforceability of any provision of the Documents that permits the Trustee or the holders of the Series C Bonds to increase the rate of interest or collect a late charge or prepayment premium in the event of a delinquency or default.

     Without limiting the generality of the foregoing, all opinions expressed in paragraphs 4, 5 and 6 as to validity, binding effect and enforceability of the Documents are also subject to the following limitations, exceptions and assumptions:

          (f) the unenforceability under certain circumstances, under California or federal law or court decisions, of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law;

          (g) the unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies, that any right or remedy may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

          (h) the unenforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or

                                     B1-14
negligent acts or where such indemnification is contrary to public policy or prohibited by law;

          (i) the effect of Section 1717 of the California Civil Code, which provides that, where a contract permits one party to the contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees;

          (j) The effect of California law, which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made or contrary to public policy;

          (k) the unenforceability under certain circumstances of contractual provisions respecting self-help or summary remedies without notice or opportunity for hearing or correction. No such restrictions shall, however, prevent the exercise of the power of sale foreclosure of the Real Property in accordance with the provisions of the Indenture and in compliance with all applicable provisions of California law;

          (l) the assumption that the Trustee will seek to enforce its rights under the Indenture, the Bond Purchase Agreement and the Series C Bonds only in good faith and in circumstances and in a manner in which it is commercially reasonable to do so;

          (m) we express no opinion as to the applicability to the transactions discussed herein of the Fair Labor Standards Act, 29 U.S.C. (S)(S) 201 et seq., which may, under certain circumstances, preclude the sale or shipment in interstate commerce of certain items of the Personal Property unless and until all relevant payroll obligations are met;

          (n) the effect of Section 9501 of the UCC which relates to the enforcement and foreclosure of security interests in both real and personal property granted to secure the same obligation;

          (o) the opinions expressed in paragraph 6 do not include any opinions with respect to compliance with laws relating to permissible rates of interest;

                                     B1-15

          (p) with respect to our opinions in paragraphs 4, 8 and 9 above, we call to your attention the effect of Section 882.020 of the California Civil Code which provides that a deed of trust or similar instrument becomes unenforceable: (i) ten (10) years after the last date fixed for payment of the debt or performance of the obligation ascertainable from the record; or (ii) if the last date for performance of the obligation cannot be ascertained from the record, then 60 years after being recorded, in either case subject to certain other provisions more fully set forth in the statute;

          (q) we express no opinion with respect to compliance with the California Subdivision Map Act, or any zoning, land use or environmental laws which may be applicable to the Real Property; and

          (r) the opinion of Messrs. Steefel, Levitt & Weiss delivered concurrently herewith to the effect that the California Public Utilities Commission (the "PUC") has issued an order as specified in Section 3.6 of the Bond Purchase Agreement and that the Company has paid to the PUC the entire fee required for such order to become effective.

     With respect to the opinions set forth above, you should be aware of the following provisions of California law:

          (s) Section 726 of the California Code of Civil Procedure provides that any action to recover on a debt or other right secured by a mortgage or a deed of trust on real property or an estate for years must comply with the provisions of that section, which provisions relate to and specify the procedures for the sale of encumbered property or an estate for years therein, the application of proceeds, the rendition in certain cases of a deficiency judgment, and other related matters. We advise you that in such an action or proceeding, the debtor may require the creditor to exhaust all of its security before a personal judgment may be obtained against the debtor for a deficiency. We also advise you that failure to comply with the provisions of Section 726 (including an attempt to exercise a right of setoff with respect to any funds of the Company that may be deposited with the Trustee from time to time and with respect to which the Trustee does not hold a perfected security interest) may result in the loss of your lien on the Real Property and Personal Property and the loss of your right to a deficiency judgment. See, e.g., Walker v. Community Bank, 10

                                     B1-16

Cal.3d 729, 518 P.2d 329, 111 Cal.Rptr. 897 (1974); Security Pacific National Bank v. Wozab, 51 Cal.3d 991, 275 Cal.Rptr. 201 (1990); Bank of America v. Daily, 152 Cal.App.3d 767, 199 Cal.Rptr. 557 (1984). However, in our opinion, the limitations of Section 726 do not prevent enforcement of your rights with respect to the Real Property described in the Indenture provided you proceed in accordance with California law, nor do such limitations prevent enforcement of your rights with respect to the Personal Property or fixtures in which you have a perfected security interest provided you proceed in accordance with the requirements of Division 9.

          (t) Section 580d of the California Code of Civil Procedure provides that no deficiency judgment shall be rendered upon a note secured by a deed of trust or mortgage on real property or an estate for years after sale of the real property or estate for years under the power of sale contained in such deed of trust or mortgage; and

          (u) Section 2924c of the California Civil Code provides that whenever the maturity of an obligation secured by a deed of trust or mortgage on real property or an estate for years is accelerated by reason of a default in the payment of interest or in the payment of any installment of principal or other sums secured thereby, or by reason of failure of the trustor or mortgagor to pay taxes, assessments, or insurance premiums, the trustor or mortgagor and certain other entitled persons have the right, to be exercised at any time within the reinstatement period described in such section, to cure such default by paying the entire amount then due (including certain reasonable costs and expenses incurred in enforcing such obligations but excluding any principal amount that would not then be due had no default occurred) and thereby cure the default and reinstate such deed of trust or mortgage and the obligations secured thereby to the same effect as if no acceleration had occurred. If the power of sale in the deed of trust or mortgage is not to be exercised, such reinstatement right may be exercised at any time prior to entry of the decree of foreclosure.

     Our opinions expressed in paragraphs 9 and 10 are also subject to the following assumptions, exceptions, limitations and qualification:

          (A) we express no opinion as to the priority of any security interest or lien other than as expressly set forth in paragraphs 9 and 10;

                                     B1-17

          (B) we have assumed that the Company has rights in the Personal Property and that "value" has been given as contemplated by Section 9203 of Division 9;

          (C) we have assumed that none of the Personal Property consists of consumer goods, crops growing or to be grown, timber to be cut, minerals or the like (including oil and gas) or accounts resulting from the sale of minerals or the like at the wellhead or the minehead, beneficial interests in a trust or decedent's estate, letters of credit, items which are subject to a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title or which specifies a place of filing different from that specified in Division 9 for filing of the security interest, or any other items excluded from the coverage of Division 9 by Section 9104 thereof;

          (D) we call to your attention the fact that the perfection of a security interest in "proceeds" (as defined in Division 9) of collateral is governed and restricted by Section 9306 of Division 9;

          (E) we express no opinion as to the priority of any security interest as against (a) the rights of any party which may now or hereafter have a perfected "purchase money security interest" (within the meaning of Division 9) in such Personal Property, (b) the rights of a consignor which has delivered or may hereafter deliver any Personal Property to the Company under a true consignment (as distinguished from a consignment intended as security), (c) another security interest in the Personal Property under the laws of any other jurisdiction, (d) a security interest in the Personal Property created by any person other than the Company prior to the acquisition by the Company of such goods, (e) the rights of a "buyer in the ordinary course of business" (as such term is defined in Division 9) of any of the Personal Property; (f) a lien on any Personal Property by statute or rule of law for materials or services, (g) any security interest in any item of Personal Property which becomes a part of a product or mass with, or is installed in or affixed to, goods which are not items of the Personal Property, to the extent governed by Sections 9313, 9314 or 9315 of Division 9, and (h) any goods sold by the Company which are repossessed or the return of which is accepted by the Company where a third party had a security interest in accounts or chattel paper which arose out of the sale of such goods, to the extent provided in Section 9306(5) of Division 9;

                                     B1-18

          (F) we express no opinion as to the priority of any security interest as against any claim or lien in favor of the United States or any State, or any agency or instrumentality thereof, including, without limitation, liens for the payment of federal or state taxes which are given priority by operation of law and liens under Title IV of ERISA;

          (G) we express no opinion as to the priority of any security interest as against any lien creditor (as such term is defined in Division 9) or any buyer, to the extent that such security interest purports to secure any advances or other extensions of credit other than the Series C Bonds;

          (H) we express no opinion as to the priority of any security interest in any of the Personal Property constituting goods which are or are to become fixtures; and

          (I) We express no opinion as to the priority of any security interest as against security interests in the Personal Property perfected by any method or means, including without limitation, by possession, other than by the filing of a financing statement in the Office of the Secretary of State of California.

     For the purposes of our opinion as to perfection in paragraph 15:

          (1) We have assumed that the Trustee has taken the pledged shares for value, in good faith and without prior notice of any adverse claim and that the Trustee and the holders of the Bonds have not been a party to any fraud or illegality affecting the pledged shares;

          (2) We have assumed that neither the Trustee nor the holders of the Bonds have expressly or by implication waived, subordinated or agreed to any modification of the perfection or priority of any security interest under the Indenture or agreed to any adverse claim; and

          (3) We call to your attention the fact that the security interest of the Trustee in the pledged shares may be subject to security interests in favor of other Persons that exist pursuant to Section 8-313(l)(i) or Section 8-321 of the California Commercial Code if on or within 21 days prior to the delivery of any pledged shares to the Trustee, the owner of such pledged shares shall have signed in favor of any Person

                                     B1-19
other than the Trustee a security agreement which contains a description of such pledged shares and shall have received new value therefor from such Person.

     In rendering the opinions expressed in paragraph 7 insofar as they require interpretation of the Material Agreements (i) we have assumed with your permission that all courts of competent jurisdiction would enforce such Material Agreements as written but would apply the internal laws of the State of California without giving effect to any choice of law provisions contained therein or any choice of law principles which would result in application of the internal laws of any other state and (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of California in resolving such questions.
We advise you that certain of the Material Agreements may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Agreements.

     To the extent that the obligations of the Company may be dependent upon such matters, we assume for purposes of this opinion that: all parties to the Documents other than the Company and Southwest have complied with any applicable requirement to file returns and pay taxes under the Franchise Tax Law of the State of California; all parties to the Documents other then the Company and Southwest are duly formed, validly existing and in good standing under the laws of their respective jurisdictions of formation; all parties to the Documents other than the Company and Southwest have the requisite power and authority to execute and deliver the Documents and to perform their respective obligations under the Documents to which they are a party; and the Documents to which such parties other than the Company and Southwest are a party have been duly authorized, executed and delivered by such parties and constitute their legally valid and binding obligations, enforceable against them in accordance with their terms. We express no opinion as to compliance by any parties to the Documents with any state or federal laws or regulations applicable to the subject transactions because of the nature of their businesses. Similarly, for the purposes of this opinion we have relied upon the opinion of counsel to the Trustee to the effect that the Second

                                     B1-20

Supplemental Indenture has been duly executed and delivered by the Trustee, that the Series C Bonds have been duly authenticated and delivered by the Trustee and that the Trustee has the requisite corporate or other organizational power and authority to perform its obligations under the Indenture.

     We note specifically that certain of the representations and warranties made to you or in your favor contained in the Bond Purchase Agreement have been made by the Company's parent, Southwest, rather than by the Company itself. In our view, the fact that such representations and warranties have been made by Southwest rather than the Company will not affect our opinions as to the validity or enforceability of the Bond Purchase Agreement or the Indenture or prevent the exercise by the Trustee of the remedies afforded to it by the Indenture upon a default arising from the breach of any representation or warranty made by Southwest in the Bond Purchase Agreement.

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. At your request, we hereby consent to reliance thereon by the Trustee, delivery of this opinion to or reliance upon this opinion by any Governmental Authority having regulatory jurisdiction over you or delivery of this opinion to or reliance upon this opinion by any Holder of the Series C Bonds who becomes a Holder in compliance with the provisions of the Bond Purchase Agreement and the Indenture. Reliance upon this opinion by any governmental authority or successor Holder of Series C Bonds is subject to the provisions that this opinion speaks only as of the date hereof and to its addressee and that we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other development of which we may later become aware.

                                    Very truly yours,


Attachment A - Material Agreements

                                     B1-21

                                     B1-22

MATERIAL AGREEMENTS
-------------------


          1. Credit Agreement dated as of June 30, 1996 between Wells Fargo Bank, National Association, as lender, and the Company, as borrower.

          2. Operation and Maintenance Agreement for The Big Dalton Well (Project No. 2) among San Gabriel Basin Water Quality Authority, the Company and Valley County Water District dated July 1, 1995.

          3. Agreement for construction of Water Facilities with Lyon La Mirada Hills No. 108, a partnership (undated).

          4. Industrial Real Estate Lease dated December 1, 1992 with Wong Investment Management Company, et al.
                               -- --

                                 Attachment A

EXHIBIT B2

FORM OF COMPANY PUC COUNSEL CLOSING OPINION

                    [Letterhead of Steefel, Levitt & Weiss]

                                                              [Closing Date]


Aid Association for Lutherans
222 West College Avenue
Appleton, Wisconsin  54919
Attn: Mr. Gunar Zarins

     Re:  $8,000,000 Series C First Mortgage Bonds of Suburban Water Systems
          ------------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for Suburban Water Systems, a California corporation (the "Company"), solely with respect to matters involving the Public Utilities Commission of the State of California (the "PUC"), in connection with the purchase by Aid Association for Lutherans (the "Purchaser"), from the Company pursuant to the Purchase Agreement (as hereinafter defined) of an aggregate of $8,000,000 principal amount of First Mortgage Bonds, Series C 7.61%, Due October 20, 2006 by the Company (the "Series C Bonds") under the Original Indenture (hereinafter defined), as amended by the First Supplement (hereinafter defined), the Second Amendment and Supplement to Indenture of Mortgage dated October 1, 1986 (the "Second Supplement"), dated as of January 24, 1992, and the Third Amendment and Supplement to Indenture of Mortgage Dated October 1, 1986 (the "Third Supplement"), dated as of October 9, 1996, by and between the Company and First Trust of California, National Association, as trustee ("Trustee").

     In connection with our opinion, we have examined what has been presented to us as the final forms of the following documents (which documents are sometimes collectively referred to as the "Third Supplement Documents"):

                                     B2-1

     A.   Third Supplement;

     B. Bond Purchase Agreement, dated as of October 21, 1996, among the Company, Southwest Water Company, a Delaware corporation, and the Purchaser (hereinafter referred to as the "Purchase Agreement"); and

     C. Series C Bond No. C-1, issued by the Company as First Mortgage Bonds, Series C 7.61%, dated October 21, 1996, in the principal amount of $8,000,000, registered in the name of Aid Association for Lutherans.

     In addition to our examination of the Third Supplement Documents, we have examined original or photostatic copies of the following documents (which documents, together with the Third Supplement Documents, are sometimes collectively referred to as the "Documents":

     1. Indenture of Mortgage and Deed of Trust dated October 1, 1986 (the "Original Indenture"), between the Company and the Trustee, and recorded in the State of California as follows: On November 17, 1986, as Instrument No. 86-1574184 in the Official Records of Los Angeles County and on November 17, 1986 as Instrument No. 86-563570 in the Official Records of Orange County.

     2. The First Amendment and Supplement to Indenture of Mortgage dated October 1, 1986 (the "First Supplement") between the Company and the Trustee dated as of February 7, 1990, and recorded in the State of California as follows: On April 12, 1990, as Instrument No. 90-694089 in the Official Records of Los Angeles County and on May 8,1990 as Instrument No. 90-241742 in the Official Records of Orange County.

     3.   The Second Supplement.

     4. Application No. 9608051 of the Company filed _______________, 1996 with the PUC with respect to the Series C Bonds.

     5. Certified copy of Decision No. 9610032 of the PUC (the "Decision"), dated _______________, 1996, authorizing the Company to issue $8,000,000 principal amount of its Series C Bonds, including, without limitation the PUC Order ("Order") attached thereto.

                                     B2-2

The Original Indenture together with the First Supplement, Second Supplement and Third Supplement are hereinafter collectively referred to as the "Indenture."

     We have obtained, and have relied upon the accuracy, genuineness and completeness of, such certificates and assurances from public officials as we have deemed necessary or appropriate to enable us to render our opinion. We have considered such questions of California law and have examined the foregoing and such other documents, instruments and agreements as we have deemed necessary for the purpose of rendering our opinion.

Opinion.
-------

Based upon and subject to the qualifications, limitations, exceptions, explanations and assumptions set forth herein, we express the following opinions:

     1. All authorizations of the PUC (the "Authorization") to the extent required by law have been obtained with respect to:

          a. the execution, delivery, issue and sale by the Company of, and compliance with the Company's obligations under, the Series C Bonds;

          b. the execution and delivery by the Company of the Third Supplement and compliance by the Company with its obligations under the Indenture in connection with the sale of the Series C Bonds; and

          c. the compliance by the Company with the terms of the Purchase Agreement.

     2. The Authorization is final and unappealable and we know of no facts which would result in the revocation of the Authorization.

     3. There is in effect no other order of the PUC denying, suspending or revoking the effectiveness of the Authorization, and no proceedings for such purposes are pending or, to our knowledge, threatened before the PUC.

Assumptions.
-----------

                                     B2-3

     We have assumed, without investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all items submitted to us as originals, the conformity to originals of all items submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have assumed, without investigation, that each party to the Documents (1) has the power and capacity to enter into and perform all of its obligations under the Documents, (2) has duly authorized all requisite action with respect to the Documents and (3) has duly executed the Documents.

     We have also assumed, without investigation, that the Documents are legal, valid and binding on all parties thereto in all respects, that all parties to the Documents have complied with all applicable laws (other than those which are the subject of this opinion) and that the issuance and sale of the Series C Bonds is exempt from the registration requirements under the Securities Act of 1933, as amended, and the qualification provisions of the Trust Indenture Act of 1939, as amended. We have also assumed that all representations and warranties (other than representations concerning the legal conclusions which are the subject matter of this opinion) contained in the Documents are true and correct in all respects.

     We have assumed that the Documents are substantially in the form approved in the Resolutions of the Board of Directors of the Company in all material respects. We have assumed that the Documents are adequate to accomplish the transactions contemplated thereby and we have made no independent investigation of the matters set forth in the Documents.

     We have assumed that the Purchaser has purchased the Series C Bonds in good faith for its own account, that all payments of principal and interest due under the Series C Bonds will be received by Purchaser for its own account, and that there is no present agreement, express or implied, or plan on the part of the Purchaser to sell participations in the Series C Bonds or to sell, assign, distribute or otherwise transfer the Series C Bonds or any interest therein to any other person or entity, other than under circumstances qualifying for an exemption from the registration requirements of the Securities Act of 1933, as amended. We have further assumed that the transactions contemplated by the Third Supplement Documents comply with all applicable usury laws.

                                     B2-4

     To the extent that the obligations of the Company and rights of the Purchaser may be dependent upon such matters, we have assumed for purposes of our opinion that the Company, the Trustee and the Purchaser are duly organized, validly existing and in good standing under the laws of their respective jurisdictions; that the Company's, the Trustee's and the Purchaser's respective charter powers and bylaws are adequate to permit the bond transaction with the Company; that the bond transaction has been duly authorized pursuant thereto; and that the purchase of the Series C Bonds does not violate the laws of the State of the principal place of business of the Company or the Purchaser.

Qualifications.
--------------

     Our opinion is based solely upon the California Public Utilities Code and is effective as of the date hereof, and we express no opinion concerning any other laws.

     Our opinion is subject to the effect of bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally.

     We neither express nor imply any opinion regarding the enforceability of the Indenture or any documents to be delivered thereunder or otherwise in connection with the Third Supplement or the Purchase Agreement.

     Our opinion letter is rendered solely for the benefit of the Purchaser in connection with the Documents and the transactions contemplated thereunder. Without our prior written consent, our opinion letter may not be (a) relied upon by, or constitute the basis of a claim or admission for the benefit of, any other party other than your counsel, your successors-in-interest as holders of the Series C Bonds which acquire the Series C Bonds in a transaction or series of transactions exempt from the registration requirements of the Securities Act of 1933, as amended ("Successors"), and Latham & Watkins, as counsel to the Company, who may rely upon this opinion in part, in connection with the delivery of its own legal opinion to you, (b) relied upon for any other purpose, or (c) except as may be required by any court or regulatory authorities having jurisdiction

                                     B2-5
over the Purchaser or any Successors, delivered or furnished (the original or copies thereof) to any other party, nor may all or any portion of this opinion be quoted, circulated, or referred to in any other document without our prior written consent. We expressly disclaim any obligation to advise you of any developments in areas covered by our opinion letter that occur after the date of our opinion letter. This opinion is expressly limited to the matters set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                                      Very truly yours,


                                      Steefel, Levitt & Weiss

                                     B2-6

EXHIBIT B3

FORM OF TRUSTEE COUNSEL'S CLOSING OPINION

             [Letterhead of Counsel to First Trust of California]


                                                          [Closing Date]

Aid Association for Lutherans
222 West College Avenue
Appleton, Wisconsin  54919
Attn:  Mr. Gunar Zarins

Re:  Suburban Water Systems $8,000,000
     First Mortgage Bonds, Series C 7.61%
     Due October 20, 2006 (the "Series C Bonds")
     -------------------------------------------

     Gentlemen:

     I have acted as special counsel to First Trust of California, National Association, and in such capacity, I am familiar with that certain Indenture of Mortgage and Deed of Trust dated October 1, 1986 (as amended and supplemented to, but not including, the date hereof, the "Existing Indenture"), between Suburban Water Systems (the "Company") and First Hope of California, as trustee (the "Trustee") as thereafter amended and supplemented by that Third Amendment and Supplement to Indenture of Mortgage Dated October 1, 1986 (the "Third Supplemental Indenture"), dated as of October 9, 1996, between the Company and the Trustee (the Existing Indenture, as amended and supplemented by the Third Supplemental Indenture, the "Indenture"). The terms used herein and not defined herein shall have the respective meanings ascribed to them in, or pursuant to the provisions of, the Indenture.

     In that connection I have examined (i) the Existing Indenture, (ii) a draft of the Third Supplemental Indenture, (iii) a form of the Series C Bonds, (iv) the Articles of Incorporation and By-Laws of the Trustee, (v)

                                     B3-1
resolutions of the Trustee with respect to signing authority, and (vi) such other documents as were deemed necessary to render this opinion.

     In rendering this opinion, I have relied upon the facts and information obtained from the records of the Trustee, officers of the Trustee, and other sources believed by me to be reliable, and I have not undertaken to independently verity the accuracy of the factual matters represented, warranted, or certified in such documents. I have reviewed copies only of the documents in
(ii) and (iii) above, and I have assumed that all documents submitted to me as copies conform to the originals, which assumptions I have not independently verified. The opinions expressed herein are based on an analysis of existing laws, regulations, rulings and court decisions.

     Based upon and subject to the foregoing, I am of the opinion that:

     21. The Trustee is a national banking association having trust powers, duly organized, validly existing and in good standing under the laws of the United States, with all requisite corporate rights, power and authority to execute, deliver and perform its obligations as trustee under the Indenture. The Trustee is authorized to exercise corporate trust powers in the State of California.

     22. The Trustee has full right, power and authority to perform its obligations under the Indenture, including without limitation the authentication of the Series C Bonds, and neither the execution and delivery by the Trustee, nor performance of the Indenture or authentication of the Series C Bonds by the Trustee, will conflict with, or result in a breach of the provisions of the Trustee's Articles of Incorporation or Bylaws.

     23. The Third Supplemental Indenture has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid, legal and binding obligations of the Trustee, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                                     B3-2

     24. No consent, approval, authorization or other action by any governmental or regulatory authority having jurisdiction over the Trustee that has not been obtained is or will be required for the execution, delivery and performance by the Trustee of the Indenture.

     25.  The Series C Bonds have been duly authenticated by the Trustee.

     I express no opinion as to any matter other than as expressly set forth above, and, in conjunction therewith, I specifically express no opinion as to the status of the Series C Bonds or the interest thereon under (i) any federal securities laws, including but not limited to the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, or any state securities or "Blue Sky" law, or (ii) any federal, state or local tax law.

     This opinion is as of the date hereof, and I have undertaken no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein. Further, this opinion neither implies, nor should it be viewed to imply, an approval or recommendation of any investment in any Series C Bonds.

     I am not admitted to practice law in any state other than the State of California and I do not express my opinion as to the effect of any law other than the law of California and the federal laws of the United States of America on the matters referred to herein.

     This opinion is furnished by me solely for your benefit and may not, without my express written consent, be relied upon by any other person.

                                    Very truly yours,

                                     B3-3

SUBURBAN WATER SYSTEMS
CERTIFICATE OF OFFICERS


     We, Michael O. Quinn and Daniel N. Evans, each hereby certify that we are, respectively, the President and the Vice President - Finance and Chief Financial Officer of SUBURBAN WATER SYSTEMS (the "Company"), a California corporation, and that, as such, we are authorized to execute and deliver this Certificate in the name of and on behalf of the Company, and hereby further certify as follows.

     26. This certificate is being delivered pursuant to Section 3.4(a) of the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of October 21, 1996, among the Company, Southwest Water Company, a Delaware corporation, and Aid Association for Lutherans (the "Purchaser"). The terms used in this Certificate and not defined herein shall have the respective meanings ascribed to them in the Bond Purchase Agreement.

     27.  The warranties and representations made by the Company contained in
Section 2 of the Bond Purchase Agreement are true in all material respects on the date hereof.

     28. Neither the Company nor the Subsidiary has taken any action or permitted any condition to exist that would constitute a Default or Event of Default.

     29. The Company has performed and complied with all agreements and conditions contained in the Bond Purchase Agreement that are required to be performed or complied with by the Company before or at the date hereof.

     30. Peter J. Moerbeek is, on and as of the date hereof, and at all times subsequent to October, 1995, has been, the duly elected, qualified and acting Secretary of the Company, and the signature appearing on the Certificate of Secretary dated the date hereof and delivered to the Purchaser contemporaneously herewith is his genuine signature.

IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of the Company as of on October 21, 1996.

                                        SUBURBAN WATER SYSTEMS



                                        By

                                             Michael O. Quinn, President



                                        By

                                        Daniel N. Evans, Vice President
                                        - Finance and Chief Financial
                                        Officer

SOUTHWEST WATER COMPANY
CERTIFICATE OF OFFICERS


     We, Anton C. Garnier and Peter J. Moerbeek each hereby certify that we are, respectively, the President and the Vice President - Finance and Chief Financial Officer of SOUTHWEST WATER COMPANY ("Southwest"), a Delaware corporation, and that, as such, we are authorized to execute and deliver this Certificate in the name and on behalf of Southwest, and hereby certify as follows.

     31. This certificate is being delivered pursuant to Section 3.4(b) of the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of October 21, 1996, among Suburban Water Systems, a California corporation, Southwest, and Aid Association for Lutherans (the "Purchaser").

     32.  The warranties and representations made by Southwest contained in
Section 2 of the Bond Purchase Agreement are true in all material respects.

     33. Peter J. Moerbeek is, on and as of the date hereof, the duly elected, qualified and acting Secretary of Southwest, and the signature appearing on the Certificate of Secretary of Southwest dated the date hereof and delivered to the Purchasers contemporaneously herewith is his genuine signature.

          IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of Southwest as of October 21, 1996.

                                        SOUTHWEST WATER COMPANY


                                        By

                                             Anton C. Garnier, President

                                        By

                                             Peter J. Moerbeek, Vice
                                             President - Finance and Chief
                                             Financial Officer

SUBURBAN WATER SYSTEMS
CERTIFICATE OF SECRETARY


     I, Peter J. Moerbeek, hereby certify that I am the duly elected, qualified and acting Secretary of SUBURBAN WATER SYSTEMS, a California corporation (the "Company"); that, as such, I have access to its corporate records and am familiar with the matters herein certified; that I am authorized to execute and deliver this Certificate in the name and on behalf of the Company; and hereby further certify as follows.


     34. This certificate is being delivered pursuant to Section 3.4(c) of the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of October 21, 1996, among the Company, Southwest Water Company, a Delaware corporation, and Aid Association for Lutherans (the "Purchaser"). The terms used in this Certificate and not defined herein shall have the respective meanings ascribed to them in the Bond Purchase Agreement.

     35. Attached hereto as Attachment A is a true and correct copy of resolutions, and the preamble thereto, adopted by the Board of Directors of the Company on October 17, 1996, and such resolutions and preamble set forth in Attachment A hereto were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are filed with the records of the Board of Directors.

     36. The documents listed below were executed and delivered by the Company pursuant to and in accordance with the resolutions set forth in Attachment A hereto and said documents as executed are substantially on the terms submitted to and approved by the Board of Directors of the Company as aforementioned:

          (a)  the Bond Purchase Agreement;

          (b)  the Series C Bonds; and

          (c) the Third Supplemental Indenture.

     37. Attached hereto as Attachment B is a true, correct and complete copy of the bylaws of the Company as in full force and effect on and as of the date hereof, which bylaws were last amended by the Board of Directors of the Company on, and have been in full effect in said form at all times from and after May 26, 1993 to and including the date hereof, without modification or amendment in any respect.

     38. Each of the following named persons is on and as of the date hereof, and at all times subsequent to May 21, 1996 has been a duty elected, qualified and acting officer of the Company holding the office or offices set forth below opposite his name:

Name                         Office                     Signature
----                         ------                     ---------
Michael O. Quinn             President                  /s/ Michael O. Quinn
Peter J. Moerbeek            Secretary                  /s/ Peter J. Moerbeek
Daniel N. Evans              Chief Financial Officer    /s/ Daniel N. Evans

     39. The signature appearing opposite the name of each such person set forth above is his genuine signature.

     40. There have been no amendments or supplements to or restatements of the Articles of Incorporation of the Company since August 9, 1982.

     41. The seal set forth beside my name below is the true corporate seal of the Company.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Company as of October 21, 1996.


                                        SUBURBAN WATER SYSTEMS

[Corporate Seal]

                                              Secretary

Attachment A


RESOLUTIONS OF THE
BOARD OF DIRECTORS
                    SUBURBAN WATER SYSTEMS


[To follow].

                               Attachment A - 1

Attachment B

                             Bylaws of the Company


[To be supplied by Company].

                               Attachment B - 1

SOUTHWEST WATER COMPANY
CERTIFICATE OF SECRETARY



     I, Peter J. Moerbeek, hereby certify that I am the duly elected, qualified and acting Secretary of SOUTHWEST WATER COMPANY, a Delaware corporation ("Southwest"); that, as such, I have access to its corporate records and am familiar with the matters herein certified; that I am authorized to execute and deliver this Certificate in the name and on behalf of Southwest; and hereby further certify as follows.

     42. This certificate is being delivered pursuant to Section 3.4(d) of the Bond Purchase Agreement (the "Bond Purchase Agreement"), dated as of October 21, 1996, among Suburban Water Systems, a California corporation, Southwest and Aid Association for Lutherans (the "Purchaser"). The terms used in this Certificate and not defined herein shall have the respective meanings ascribed to them in the Bond Purchase Agreement.

     43. Attached hereto as Attachment A is a true and correct copy of resolutions, and the preamble thereto, adopted by the Board of Directors of the Company on October 17, 1996, and such resolutions and preamble set forth in Attachment A hereto were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are filed with the records of the Board of Directors. Southwest has executed and delivered, for the purpose of making certain representations, the Bond Purchase Agreement pursuant to and in accordance with such resolutions.

     44. Attached hereto as Attachment B is a true, correct and complete copy of the bylaws of Southwest as in full force and effect on and as of the date hereof, which bylaws were last amended by the Board of Directors of Southwest on, and have been in full effect in said form at all times from and after June 27, 1995 to and including the date hereof, without modification or amendment in any respect.

     45. Each of the following named persons is on and as of the date hereof a duly elected, qualified and acting officer of Southwest holding the office or offices set forth below opposite his name:

Name                         Office                      Signature
----                         ------                      ---------

Anton C. Garnier             President                   /s/ Anton C. Garnier
Peter J. Moerbeek            Vice President - Finance,   /s/ Peter J. Moerbeek
                               Chief Financial Officer
                               and Secretary
Stephen J. Muzi              Corporate Controller        /s/ Stephen J. Muzi


     46. The signature appearing opposite the name of each such person set forth above is his genuine signature.

     47. Attached hereto as Attachment C is a true, accurate and complete copy of the Certificate of Incorporation of Southwest, together with all amendments thereto, as currently in effect. There have been no amendments or supplements to or restatements of the Certificate of Incorporation of Southwest since May 1, 1995.

     48. The seal set forth beside my name below is the true corporate seal of Southwest.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of Southwest as of October 21, 1996.



                                   SOUTHWEST WATER COMPANY


[Corporate Seal]


                                          /s/ Peter J. Moerbeek

                                                  Secretary

ANNEX 4

LITIGATION

          In September 1995, the Company and the Parent were served with a complaint and summons in an action entitled Edward Laborde v. Manville
                                            --------------------------
Corporation Asbestos Disease Compensation Fund, et al., Case No. 751460 in the
------------------------------------------------------
Orange County Superior Court. In the complaint, Mr. Laborde alleged that during the 1950s and 1960s he was employed by, among others, the parent as an asbestos pipe layer, that in the course of his employment he was exposed to asbestos fibers and that as the result of such employment and such exposure he contracted mesothelioma. The Company and the Parent answered the complaint denying all allegations and raising several affirmative defenses.

          In late 1995, Mr. Laborde died. In March 1996, Mr. Laborde's widow and three children filed a wrongful death action against the same defendants named in the first action, including the Company and the Parent. This action is Case No. 761172 in the Orange County Superior Court and alleges the same basic facts as the first action, plus the death of Mr. Laborde. Subsequent to the filing of the second action, Mrs. Laborde was substituted in as the plaintiff in the first action and the two actions were consolidated for purposes of discovery and trial.

          In both actions, the plaintiffs contend that the several defendants, including alleged manufacturers and suppliers of asbestos cement pipe, are liable for the condition and ultimate death of Mr. Laborde on theories of negligence, breach of warranty and strict liability. Both actions seek unspecified general damages according to proof and the wrongful death action seeks burial expenses.

          In July 1996, the Company and the Parent demurred (i.e., moved to dismiss) the second complaint on the ground that any claim against them (as opposed to the other defendants) would be barred as a matter of law. Based upon this motion, the Court struck the causes of action for breach of warranty, but left standing the causes of action for negligence and strict liability. An answer is due to the second complaint in October 1996, and the Company and the Parent again intend to deny all allegations and raise several affirmative defenses.

                                   Annex 4-1

          Upon the filing of the first action, the Company made written demands for defense and indemnity against several general liability and workers' compensation carriers who provided coverage to the Company and the Parent during the more than thirty (30) year period from Mr. Laborde's alleged first exposure to asbestos fibers on construction projects of the Company and the Parent through the present. Two workers' compensation carriers have acknowledged these demands in writing but have not accepted responsibility for defense or indemnity. One general liability carrier which provided coverage during the period from January 1, 1986 through September 1, 1988 has agreed, on a very qualified basis, to accept defense and indemnity obligations under the liability policies which it issued. Such carrier has not at this time elected to designate defense counsel to assume the defense of the Company and the Parent in the two actions. The Company and its insurance consultant are continuing discussions with other general liability carriers concerning acceptance by them of defense and indemnity obligations.

          With the consolidation of the two actions, they are proceeding toward trial in normal course. Certain of the defendants who were alleged to be suppliers of asbestos cement pipe to the Company and the Parent have apparently been dismissed on the basis that they were not suppliers to the Company and the Parent, and the alleged manufacturer defendant may not be reachable in these actions due to certain rulings made in a bankruptcy proceeding. As a result, the Company and the Parent may be the only remaining defendants in the actions. The Plaintiffs have initiated discovery with requests to the Company and the Parent for production of documents and designation of knowledgeable witnesses, and responses are due in October, 1996. Thereafter, one or more depositions may be taken by the plaintiffs in November.

          It has been and remains the position of the Company and the Parent that they have no responsibility for the alleged condition and the death of Mr. Laborde. Rather, the Company and the Parent believe that Mr. Laborde's alleged condition and death were due to other factors, including, perhaps, a smoking habit. Accordingly, the Company and the Parent intend to contest these actions vigorously.

                                   Annex 4-2